Earnings Release and Supplemental Report ___________________________________________________________________ Fourth Quarter 2020 Cambridge Discovery Park Boston, MA

Return to TOC 2 Return to TOC Earnings Release 3 Consolidated Financial Statements 9 Overview 13 Portfolio Summary 14 Property Count Reconciliations 17 Capitalization 18 Indebtedness 19 Investment Summary 21 Developments and Redevelopments 23 Capital Expenditures 25 Portfolio Diversification 26 Expirations, Maturities and Purchase Options 28 Portfolio Life Science 29 Medical Office 32 CCRC 35 Other 36 Discontinued Operations Senior Housing Triple-net 37 Senior Housing Operating Portfolio 38 Reconciliation 39 Pro Forma Results 40 Guidance 41 Glossary and Debt Ratios 43 Company Information 49 Forward-Looking Statements & Risk Factors 50 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents Hayden Research Campus Lexington, MA

Return to TOC 3 Return to TOC Healthpeak Reports Fourth Quarter and Year Ended 2020 Results DENVER, February 9, 2021 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the fourth quarter and full year ended December 31, 2020. FOURTH QUARTER 2020 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS   – Net income of $0.27 per share, NAREIT FFO of $0.32 per share, FFO as Adjusted of $0.41 per share and blended Total Same-Store Portfolio Cash NOI growth of 4.2%. – Significant progress on the sale of $4 billion of senior housing assets: ▪ Closed on 12 transactions generating gross proceeds of $2.5 billion ◦ 70 SHOP assets containing 7,637 units generating gross proceeds of $1.32 billion at a blended 3.1% annualized trailing 3-month cap rate ◦ 45 NNN assets containing 4,388 units generating gross proceeds of $1.04 billion at a blended 7.7% annualized trailing 3-month lease yield and a blended 5.6% annualized trailing 3-month EBITDAR yield ◦ 2 loan repayments generating gross proceeds of $117 million at a blended 7.3% annualized trailing 3-month interest yield ◦ Short-term seller financing provided on closed transactions of $620 million, of which approximately $250 million is currently anticipated to be repaid in 1Q 2021 ▪ Executed purchase and sale agreements and / or offer letters on an additional $1.5 billion of senior housing assets – Acquisitions: ▪ In December 2020, acquired a 5.4 acre land parcel situated on the Medical City Dallas campus in Dallas, TX, for $34 million. The site currently includes a 124-bed behavioral hospital leased to HCA Healthcare (“HCA”). The addition of this site results in Healthpeak owning the entire Medical City Dallas campus, and will allow for the future development and expansion of critical medical services with HCA. ▪ In February 2021, acquired a 48,360 square foot medical office building located on HCA's TriStar Centennial Medical Center campus in Nashville, TN for $13.4 million, representing a stabilized cash capitalization rate of 6%. The addition of this property results in Healthpeak owning all non-HCA owned medical office buildings on the campus, representing approximately 830,000 square feet. ▪ Previously announced acquisitions: ◦ In December 2020, closed on the previously announced $664 million life science acquisition of Cambridge Discovery Park, a 607,000 square foot life science property located in the West Cambridge submarket of Boston, Massachusetts. The stabilized cash and GAAP capitalization rates are 5% and 6.5%, respectively. ◦ In October 2020, executed a definitive agreement to acquire approximately 12 acres of land in South San Francisco, CA, for $128 million in an off-market transaction. The land is adjacent to two sites currently held by Healthpeak as land for future development: Forbes Research Center and Modular Labs III. Healthpeak intends to entitle the acquisition sites for a new development of at least 500,000 square feet, which could join with our adjacent sites to create a multi-phase, scalable development campus totaling 1 million square feet or more. ◦ In October 2020, acquired a 7-property medical office portfolio, totaling 437,000 square feet, for $169 million, which represents year-one cash and GAAP capitalization rates of 5.5% and 5.6%, respectively – Development: ▪ In December 2020, executed two leases totaling 175,000 square feet at Phases II and III at The Shore in South San Francisco, CA which are expected to deliver in 4Q 2021 and 1Q 2022, respectively. Both leases were signed with existing Healthpeak tenants expanding within our portfolio. The entire 630,000 square feet of Phases I, II and III combined are now 94% pre-leased. ▪ In the fourth quarter, delivered the second building at Phase I of The Shore at Sierra Point in South San Francisco, CA, representing 92,000 square feet that was 100% leased upon delivery ▪ In the fourth quarter, delivered an 81,000 square foot life science building in San Diego, CA, located at Ridgeview Business Park, a seven-building, 702,000 square foot campus. The building was 100% leased upon delivery. ▪ In December 2020, delivered a 42,000 square foot, two-story Class A medical office building located on the Oak Hill Hospital campus in Brooksville, FL. The development was 65% leased to HCA upon delivery. – Balance sheet: ▪ In January 2021, with proceeds generated from our senior housing sales, commenced the debt repayment of $1.45 billion of senior unsecured notes with maturity dates in 2023 and 2024 with a weighted average coupon of approximately 4% ◦ On January 28, 2021, $782 million of notes were repaid through the tender offers ◦ The balance of the notes will be redeemed on February 26, 2021 through the make-whole provisions ▪ Total debt extinguishment costs are anticipated to be approximately $165 million, of which $145 million is related to mark-to-market due to the decline in interest rates since the issuance of these bonds ▪ Pro forma for the $1.45 billion of debt repayments: ◦ No senior unsecured notes maturing until February 2025 ◦ Weighted average maturity improves to approximately 7.2 years ◦ Weighted average interest rate improves to 3.5% ◦ Q4 annualized Net Debt to Adjusted EBITDAre improves to approximately 5.1x

Return to TOC 4 Return to TOC – The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on March 5, 2021, to stockholders of record as of the close of business on February 22, 2021 ▪ The adjustment to the dividend aligns our payout ratio with our targeted Life Science, Medical Office and CCRC portfolio and strategy ▪ Will result in $150 million of annual dividend savings – Recently named Nareit Leader in the Light for the ninth time, and to the CDP Leadership Band and the Dow Jones Sustainability Index for the eighth consecutive year; received the Green Star designation from GRESB for the ninth consecutive year; listed in S&P Global’s Sustainability Yearbook for the sixth consecutive year; and named to the Bloomberg Gender-Equality Index and Newsweek's list of America's Most Responsible Companies for the second consecutive year. FULL YEAR 2020 HIGHLIGHTS – Net income of $0.77 per share, NAREIT FFO of $1.30 per share, FFO as adjusted of $1.64 per share, and blended Total Same-Store Portfolio Cash NOI growth of 3.8% – Announced $1.9 billion of acquisitions including: ▪ $1.1 billion of life science acquisitions ▪ $232 million of medical office acquisitions ▪ $541 million for the remaining 51% interest in 13 CCRCs – Announced $4.8 billion of dispositions including: ▪ $4.3 billion of non-core senior housing assets ▪ $489 million of other non-core asset sales – Development: ▪ Delivered 8 development projects totaling approximately 780,000 square feet ▪ Commenced 275,000 square feet of new development projects, representing $210 million of estimated total spend ▪ Signed 780,000 square feet of leases at our active life science development projects ▪ 68% pre-leased life science and medical office development pipeline – Balance sheet: ▪ Issued $600 million of 2.875% senior unsecured notes due 2031 ▪ Repaid $550 million of senior unsecured notes due in 2022 and 2023 with a weighted average coupon rate of 3.65% – Established new corporate headquarters in Denver, Colorado – Replaced Board of Directors age 75 retirement policy with a Director term limit of 15 years – We earned numerous ESG recognitions in 2020. We received Nareit’s Leader in the Light award for the ninth time; were nominated for Best Proxy Statement (Large Cap Companies) by IR Magazine and Corporate Secretary; were named a constituent in the FTSE4Good Index, as well as received a Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) for the ninth consecutive year; were named to CDP’s Leadership band, as well as listed in S&P Global’s North America Dow Jones Sustainability Index, for the eighth consecutive year; were listed in S&P Global’s Sustainability Yearbook for the sixth consecutive year; were named to the Bloomberg Gender-Equality Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens list, and Newsweek’s America’s Most Responsible Companies list for the second consecutive year; and received a rating of “Prime” by ISS ESG Corporate Rating.

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ 146,129	$ 0.27	$ 43,200	$ 0.09
NAREIT FFO, diluted	176,477	0.32	195,892	0.39
FFO as Adjusted, diluted	220,525	0.41	220,400	0.44
AFFO, diluted	190,991		170,641	

FULL YEAR COMPARISON

	Year Ended December 31, 2020		Year Ended December 31, 2019	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ 411,147	$ 0.77	$ 43,987	$ 0.09
NAREIT FFO, diluted	700,029	1.30	786,899	1.59
FFO as Adjusted, diluted	880,678	1.64	870,748	1.76
AFFO, diluted	779,367		752,411	

NAREIT FFO, FFO as Adjusted, AFFO, Same-Store Cash NOI, Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "December 31, 2020 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

REPORTING UPDATES

Healthpeak made the following reporting updates:

- During 2020, Healthpeak established and began executing a strategy to dispose of its senior housing triple-net and SHOP assets. As noted above, many of those dispositions have already occurred and the remainder are in process for 2021. At December 31, 2020, Healthpeak evaluated the criteria in U.S. generally accepted accounting principles and concluded that the operating results related to its senior housing triple-net and SHOP assets should be classified as discontinued operations for all periods presented. Accordingly, comparative periods have been recast to reflect the operating results related to these assets as discontinued operations.
- Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its small hospital portfolio in the medical office segment, and (ii) its remaining unconsolidated SWF SH JV in other the non-reportable segment. Metrics reported for comparative periods have been recast to conform with the current period presentation.

SAME-STORE ("SS") OPERATING SUMMARY

The tables below outline the year-over-year three-month and full year SS Cash NOI growth on an actual and pro forma basis. The Pro Forma table reflects results before the aforementioned reporting updates. Hospitals are included in Other, our SWF SH JV is included in SHOP, and stabilized held for sale senior housing triple-net and SHOP properties are included in their respective segments in the pro forma table.

Year-Over-Year Total SS Portfolio Cash NOI Growth

	Three Month	% of SS	Full Year	% of SS
Life science	7.8%	47.1%	6.2%	43.3%
Medical office	1.2%	52.9%	2.1%	56.7%
Total Portfolio	**4.2%**	**100.0%**	**3.8%**	**100.0%**

Pro Forma Year-Over-Year Total SS Portfolio Cash NOI Growth

	Three Month	Full Year
Life science	7.8%	6.2%
Medical office	1.6%	2.2%
Senior housing triple-net	3.6%	3.4%
SHOP	(25.8%)	(27.5%)
Other	(3.5%)	1.4%
Total Portfolio	**(1.2%)**	**1.0%**

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Return to TOC 6 Return to TOC SENIOR HOUSING (SHOP AND NNN) DISPOSITIONS Closed on 12 transactions generating gross proceeds of $2.5 billion: ▪ 70 SHOP assets containing 7,637 units generating gross proceeds of $1.32 billion at a blended 3.1% annualized trailing 3-month cap rate ▪ 45 NNN assets containing 4,388 units generating gross proceeds of $1.04 billion at a blended 7.7% annualized trailing 3-month lease yield and a blended 5.6% annualized trailing 3-month EBITDAR yield ▪ 2 loan repayments generating gross proceeds of $117 million at a blended 7.3% annualized trailing 3-month interest yield ▪ $620 million of short-term seller financing was provided to purchasers on various transactions, of which approximately $250 million is currently anticipated to be repaid in 1Q 2021 ▪ The weighted average age of the SHOP and NNN assets that were sold is 23 years Transactions closed during the 4th quarter include: ▪ In December, a $358 million sale of a 10-property NNN portfolio, totaling 702 units, operated by Aegis Senior Living ▪ In December, a $312 million sale of a 12-property SHOP portfolio, totaling 1,561 units, operated by Atria Senior Living. Seller financing of approximately $60 million was provided to the purchaser. ▪ From October through December, through 4 separate transactions, a $156 million sale of 10 SHOP properties and 3 NNN properties, totaling 1,384 units. The operators include Atria Senior Living (5), Capital Senior Living (3), Sunrise Senior Living (2), Saber (2) and LCB (1). ▪ In December, a $109 million sale of the 620 Terry development loan Transactions closed subsequent to the 4th quarter include: ▪ In January, a $664 million sale of a 32-property SHOP portfolio, totaling 3,235 units, operated by Sunrise Senior Living. Seller financing of $410 million was provided to the purchaser. ▪ In January, a $510 million sale of a 24-property NNN portfolio, totaling 2,552 units, operated by Brookdale Senior Living. As part of this transaction, Healthpeak was relieved of the remaining $30 million cap-ex obligation. ▪ In January, a $230 million sale of a portfolio of 16 SHOP properties, totaling 1,801 units, predominantly located in Texas. The operators include Capital Senior Living (7), Atria Senior Living (6) and Life Care Services (3). Seller financing of $150 million was provided to the purchaser. ▪ In February, a $132 million sale of an 8-property NNN portfolio, totaling 790 units, operated by Harbor Retirement Associates. MEDICAL OFFICE ACQUISITIONS MEDICAL CITY DALLAS LAND PARCEL In December 2020, Healthpeak acquired a 5.4 acre land parcel situated on the Medical City Dallas campus in Dallas, TX, for $34 million. The site includes a 124-bed behavioral hospital leased to HCA. This strategic parcel of land is the final contiguous site on the Medical City Dallas campus that was not owned by Healthpeak. The addition of this site results in Healthpeak owning the entire Medical City Dallas campus, and will allow for the future development and expansion of critical medical services with HCA. CENTENNIAL MEDICAL CENTER CAMPUS MEDICAL OFFICE BUILDING In February 2021, acquired a 48,360 square foot medical office building located on HCA's TriStar Centennial Medical Center campus for $13.4 million, representing a stabilized cash capitalization rate of 6%. The building is currently 83% leased with a 3-year weighted average lease term. The addition of this property results in Healthpeak owning all non-HCA owned medical office buildings on the campus, representing approximately 830,000 square feet, and further strengthens Healthpeak’s relationship with HCA. LIFE SCIENCE DEVELOPMENT UPDATES THE SHORE AT SIERRA POINT PHASES II AND III - LEASING UPDATE In December 2020, signed a 10-year, 109,000 square foot full-building lease with a publicly-traded biotechnology company for all of Phase III at The Shore at Sierra Point, our life science development project in San Francisco, CA. Also, in December 2020, signed a 10-year, 66,000 square foot lease at The Shore Phase II with a publicly-traded biotechnology company. Both leases are expansions of our relationships with existing Bay Area tenants. The Shore Phases II and III, representing 407,000 square feet are now 91% pre-leased, with occupancy expected in 4Q 2021 and 1Q 2022, respectively. DEVELOPMENT DELIVERIES In the fourth quarter, completed two full buildings totaling 173,000 square feet, inclusive of 92,000 square feet at The Shore Phase I in San Francisco, CA and 81,000 square feet at our Ridgeview Business Park campus in San Diego, CA. The buildings are 100% committed under long-term leases to pharmaceutical and R&D companies, respectively. MEDICAL OFFICE DEVELOPMENT UPDATES In December 2020, delivered a 42,000 square foot, two-story Class A medical office building located on the Oak Hill Hospital campus in Brooksville, FL. The $12 million development was 65% leased to HCA upon delivery.

Return to TOC 7 Return to TOC BALANCE SHEET SENIOR UNSECURED NOTES In January 2021, with proceeds generated from our senior housing sales, commenced the debt repayment of $1.45 billion of senior unsecured notes with maturity dates in 2023 and 2024 with a weighted average coupon of approximately 4%. The following debt has been repaid: ▪ $112 million of the $300 million 4.25% senior unsecured notes due November 2023 ▪ $201 million of the $350 million 4.20% senior unsecured notes due March 2024 ▪ $469 million of the $800 million 3.875% senior unsecured notes due August 2024 The balance of the notes will be redeemed on February 26, 2021, through make-whole provisions. Total debt extinguishment costs for the $1.45 billion of repayments are anticipated to be approximately $165 million, of which $145 million is related to mark-to-market due to the decline in interest rates since the issuance of these bonds. Pro forma for the debt repayments, Healthpeak will have no senior unsecured notes maturing until February 2025, a weighted average debt maturity of 7.2 years, and a weighted average senior unsecured notes coupon rate of 3.5%. 2021 GUIDANCE   For full year 2021, we have established the following guidance ranges: ▪ Diluted earnings per common share of $1.02 to $1.12 ▪ Diluted NAREIT FFO per share of $1.05 to $1.15 ▪ Diluted FFO as Adjusted per share of $1.50 to $1.60 ▪ Blended Total Portfolio Same-Store Cash NOI growth of 1.50% to 3.00% Components to Blended Total Portfolio Same-Store Cash NOI guidance: ▪ Life Science: 4.00% to 5.00%; 50% of the full year 2021 same-store pool ▪ Medical Office: 1.50% to 2.50%; 47% of the full year 2021 same-store pool ▪ CCRC: (30.00%) to (15.00%); 3% of the full year 2021 same-store pool These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. These estimates are based on our view of existing market conditions, transaction timing and other assumptions for the year ending December 31, 2021. For additional details and assumptions underlying this guidance, please see pages 41 and 42 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.healthpeak.com COMPANY INFORMATION Healthpeak has scheduled a conference call and webcast for Wednesday, February 10, 2021, at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Time) to present its performance and operating results for the fourth quarter ended December 31, 2020. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 7566434. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through February 10, 2022, and a telephonic replay can be accessed through February 24, 2021, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 10150970. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.

Return to TOC 8 Return to TOC ABOUT HEALTHPEAK Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; (iii) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations; and (iv) the information presented under the heading "2021 Guidance." Pending dispositions, including those subject to binding agreements, remain subject to closing conditions and may not close within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that have been taken and may continue to be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the impact of the COVID-19 pandemic and health and safety measures taken to reduce the spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting the eviction of our tenants, including new governmental efforts in response to COVID-19; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our or our counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; our ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. CONTACT Andrew Johns Vice President – Corporate Finance and Investor Relations 949-407-0400

Return to TOC 9 Return to TOC December 31, 2020 December 31, 2019 Assets     Real estate:     Buildings and improvements $ 11,048,433 $ 8,112,193 Development costs and construction in progress 613,182 654,792 Land 1,867,278 1,605,599 Accumulated depreciation and amortization (2,409,135) (2,141,960) Net real estate 11,119,758 8,230,624 Net investment in direct financing leases 44,706 84,604 Loans receivable, net of reserves of $10,280 and $0 195,375 190,579 Investments in and advances to unconsolidated joint ventures 402,871 774,381 Accounts receivable, net of allowance of $3,994 and $387 42,269 44,842 Cash and cash equivalents 44,226 80,398 Restricted cash 67,206 13,385 Intangible assets, net 519,917 260,204 Assets held for sale and discontinued operations, net 2,626,306 3,648,265 Right-of-use asset, net 192,349 167,316 Other assets, net 665,106 538,293 Total assets $ 15,920,089 $ 14,032,891 Liabilities and Equity     Bank line of credit and commercial paper $ 129,590 $ 93,000 Term loan 249,182 248,942 Senior unsecured notes 5,697,586 5,647,993 Mortgage debt 221,621 12,317 Intangible liabilities, net 144,199 74,991 Liabilities related to assets held for sale and discontinued operations, net 415,737 403,688 Lease liability 179,895 152,400 Accounts payable, accrued liabilities, and other liabilities 763,391 457,532 Deferred revenue 774,316 274,554 Total liabilities 8,575,517 7,365,417 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 538,405,393 and 505,221,643 shares issued and outstanding 538,405 505,222 Additional paid-in capital 10,229,857 9,183,892 Cumulative dividends in excess of earnings (3,976,232) (3,601,199) Accumulated other comprehensive income (loss) (3,685) (2,857) Total stockholders' equity 6,788,345 6,085,058 Joint venture partners 357,069 378,061 Non-managing member unitholders 199,158 204,355 Total noncontrolling interests 556,227 582,416 Total equity 7,344,572 6,667,474 Total liabilities and equity $ 15,920,089 $ 14,032,891 Healthpeak Properties, Inc. Consolidated Balance Sheets In thousands, except share and per share data

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
	(unaudited)			
Revenues:				
Rental and related revenues	$ 309,597	$ 277,307	$ 1,182,108	$ 1,069,502
Resident fees and services	115,757	34,460	436,494	144,327
Income from direct financing leases	2,151	4,177	9,720	16,666
Interest income	4,192	2,976	16,553	9,844
Total revenues	431,697	318,920	1,644,875	1,240,339
Costs and expenses:				
Interest expense	54,088	55,344	218,336	217,612
Depreciation and amortization	147,175	112,844	553,949	435,191
Operating	184,215	105,420	782,541	405,244
General and administrative	25,507	21,521	93,237	92,966
Transaction costs	1,422	891	18,342	1,963
Impairments and loan loss reserves (recoveries), net	26,742	2,655	42,909	17,708
Total costs and expenses	439,149	298,675	1,709,314	1,170,684
Other income (expense):				
Gain (loss) on sales of real estate, net	4,714	(6,747)	90,350	(40)
Loss on debt extinguishments	—	(22,213)	(42,912)	(58,364)
Other income (expense), net	(128)	158,044	234,684	165,069
Total other income (expense), net	4,586	129,084	282,122	106,665
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**(2,866)**	**149,329**	**217,683**	**176,320**
Income tax benefit (expense)	2,631	1,940	9,423	5,479
Equity income (loss) from unconsolidated joint ventures	(18,969)	2,051	(66,599)	(6,330)
Income (loss) from continuing operations	**(19,204)**	**153,320**	**160,507**	**175,469**
Income (loss) from discontinued operations	**169,449**	**(105,961)**	**267,746**	**(115,408)**
Net income (loss)	**150,245**	**47,359**	**428,253**	**60,061**
Noncontrolling interests' share in continued operations	(3,829)	(3,838)	(14,394)	(14,558)
Noncontrolling interests' share in discontinued operations	(22)	(1)	(296)	27
Net income (loss) attributable to Healthpeak Properties, Inc.	**146,394**	**43,520**	**413,563**	**45,530**
Participating securities' share in earnings	(265)	(320)	(2,416)	(1,543)
Net income (loss) applicable to common shares	**$ 146,129**	**$ 43,200**	**$ 411,147**	**$ 43,987**
Basic earnings (loss) per common share:				
Continuing operations	$ (0.04)	$ 0.30	$ 0.27	$ 0.33
Discontinued operations	0.31	(0.21)	0.50	(0.24)
Net income (loss) applicable to common shares	**$ 0.27**	**$ 0.09**	**$ 0.77**	**$ 0.09**
Diluted earnings (loss) per common share:				
Continuing operations	$ (0.04)	$ 0.30	$ 0.27	$ 0.33
Discontinued operations	0.31	(0.21)	0.50	(0.24)
Net income (loss) applicable to common shares	**$ 0.27**	**$ 0.09**	**$ 0.77**	**$ 0.09**
Weighted average shares outstanding:				
Basic	538,381	497,116	530,555	486,255
Diluted	538,381	500,493	531,056	489,335

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Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$ 146,129	$ 43,200	$ 411,147	$ 43,987
Real estate related depreciation and amortization	155,749	190,798	697,143	659,989
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	25,040	15,151	105,090	60,303
Noncontrolling interests' share of real estate related depreciation and amortization	(4,863)	(5,128)	(19,906)	(20,054)
Other real estate-related depreciation and amortization	319	1,357	2,766	6,155
Loss (gain) on sales of depreciable real estate, net	(302,613)	(4,193)	(550,494)	(22,900)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	(2,118)	(9,248)	(2,118)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	—	129	(3)	335
Loss (gain) upon change of control, net[(1)]	13,249	(155,225)	(159,973)	(166,707)
Taxes associated with real estate dispositions	3,204	—	(7,785)	—
Impairments (recoveries) of depreciable real estate, net	138,634	110,284	224,630	221,317
NAREIT FFO applicable to common shares	174,848	194,255	693,367	780,307
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,592
Diluted NAREIT FFO applicable to common shares	$ 176,477	$ 195,892	$ 700,029	$ 786,899
Diluted NAREIT FFO per common share	$ 0.32	$ 0.39	$ 1.30	$ 1.59
Weighted average shares outstanding - diluted NAREIT FFO	544,243	506,017	536,562	494,335
Impact of adjustments to NAREIT FFO:				
Transaction-related items[(2)]	$ 33,277	$ 1,688	$ 128,619	$ 15,347
Other impairments (recoveries) and other losses (gains), net[(3)]	7,896	—	(22,046)	10,147
Restructuring and severance related charges	2,911	—	2,911	5,063
Loss on debt extinguishments	—	22,213	42,912	58,364
Litigation costs (recoveries)	—	29	232	(520)
Casualty-related charges (recoveries), net	—	530	469	(4,106)
Foreign currency remeasurement losses (gains)	—	100	153	(250)
Valuation allowance on deferred tax assets[(4)]	—	—	31,161	—
Tax rate legislation impact[(5)]	—	—	(3,590)	—
Total adjustments	44,084	24,560	180,821	84,045
FFO as Adjusted applicable to common shares	218,932	218,815	874,188	864,352
Distributions on dilutive convertible units and other	1,593	1,585	6,490	6,396
Diluted FFO as Adjusted applicable to common shares	$ 220,525	$ 220,400	$ 880,678	$ 870,748
Diluted FFO as Adjusted per common share	$ 0.41	$ 0.44	$ 1.64	$ 1.76
Weighted average shares outstanding - diluted FFO as Adjusted	544,243	506,017	536,562	494,335

(1) For the year ended December 31, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. For the three and twelve months ended December 31, 2019, includes a $161 million gain upon deconsolidation of 19 previously consolidated senior housing assets that were contributed into a new, unconsolidated joint venture. Gains and losses upon change of control are included in other income (expense), net in the consolidated statements of operations.

(2) For the year ended December 31, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the consolidated statements of operations.

(3) For the three months and year ended December 31, 2020, includes reserves for loan losses under the current expected credit losses accounting standard in accordance with Accounting Standards Codification 326, *Financial Instruments – Credit Losses ("ASC 326")*. The year ended December 31, 2020 also includes a gain on sale of a hospital that was in a direct financing lease ("DFL") and the impairment of an undeveloped MOB land parcel, which was sold during the third quarter. For the year ended December 31, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements.

(4) For the year ended December 31, 2020, represents the valuation allowance and corresponding income tax expense related to deferred tax assets that are no longer expected to be realized as a result of our plan to dispose of our SHOP portfolio. We determined we were unlikely to hold the assets long enough to realize the future value of certain deferred tax assets generated by the net operating losses of our taxable REIT subsidiaries.

(5) For the year ended December 31, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

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Healthpeak Properties, Inc.

Adjusted Funds From Operations
In thousands
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
FFO as Adjusted applicable to common shares	$ 218,932	$ 218,815	$ 874,188	$ 864,352
Amortization of deferred compensation	3,977	3,177	17,368	14,790
Amortization of deferred financing costs	2,488	2,689	10,157	10,863
Straight-line rents	(5,230)	(6,259)	(29,316)	(28,451)
AFFO capital expenditures	(32,251)	(46,004)	(93,579)	(108,844)
Lease restructure payments	355	284	1,321	1,153
CCRC entrance fees[1]	—	4,785	—	18,856
Deferred income taxes	(6,447)	(4,909)	(15,647)	(18,972)
Other AFFO adjustments[2]	7,538	(3,574)	8,213	(7,927)
AFFO applicable to common shares	189,362	169,004	772,705	745,820
Distributions on dilutive convertible units and other	1,629	1,637	6,662	6,591
Diluted AFFO applicable to common shares	**$ 190,991**	**$ 170,641**	**$ 779,367**	**$ 752,411**
Weighted average shares outstanding - diluted AFFO	544,243	506,017	536,562	494,335

(1) In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.

(2) Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures. For the three months and year ended December 31, 2020, includes an increase to insurance claims that have been incurred but not yet reported on the 13 CCRCs in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020 and senior housing triple-net assets that transitioned to RIDEA structures during the year.

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The Numbers

Overview[1][2]

As of and for the quarter and year ended December 31, 2020, dollars, square feet, and shares in thousands, except per share data

Financial Metrics	4Q20	Full Year 2020
Diluted earnings per common share	$0.27	$0.77
Diluted NAREIT FFO per common share	$0.32	$1.30
Diluted FFO as Adjusted per common share	$0.41	$1.64
Dividends per common share	$0.37	$1.48
Portfolio Real Estate Revenues[3]	$622,754	$2,478,748
Portfolio NOI[3][4]	$276,759	$1,052,117
Portfolio Cash NOI[3][4]	$293,434	$1,139,656
Portfolio Income[3][4]	$297,625	$1,156,209

Same-Store Cash NOI Growth	% of Total SS	4Q20	Full Year 2020
Life science	43.3%	7.8%	6.2%
Medical office	56.7%	1.2%	2.1%
Total	**100.0%**	**4.2%**	**3.8%**

Capitalization	4Q20	Debt Ratios	4Q20	Full Year 2020
Common stock outstanding and DownREIT units	545,730	Financial Leverage	34.2%	34.2%
Total Market Equity	$16,497,418	Secured Debt Ratio	3.1%	3.1%
Enterprise Debt	$6,678,779	Net Debt to Adjusted EBITDAre	5.8x	5.8x
		Adjusted Fixed Charge Coverage	4.4x	4.4x

Portfolio Statistics	Property Count	Capacity		Occupancy[5]
Life science	140	10,100	Sq. Ft.	96.3%
Medical office	281	22,927	Sq. Ft.	90.4%
CCRC[6]	17	8,328	Units	79.0%
Other[7]	19	3,317	Units	76.8%
Senior housing triple-net	41	3,970	Units	77.1%
SHOP	98	10,368	Units	73.0%
Total	**596**	N/A		N/A

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Segments, NOI, and other key performance metrics are inclusive of our share in unconsolidated JVs and exclusive of non-controlling interest share in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for further information.

(3) 4Q20 includes $15.5 million and full year 2020 includes $32.9 million of government grants under the CARES Act for our SHOP, CCRC, and Other segments, which is included in Other income (expense), net, Equity income/(loss) from unconsolidated joint ventures, and Income (loss) from Discontinued Operations in our Consolidated Statement of Operations, none of which relates to properties in Same-Store.

(4) 4Q20 includes $9.6 million and full year 2020 includes $42.9 million of identifiable COVID expenses for our SHOP, CCRC and Other segments.

(5) Occupancy for Life science and Medical office is calculated as of the end of the period presented and is based on square feet. Occupancy for Senior housing is calculated on a three-month average and is based on units. Occupancy for Senior housing triple-net is one quarter in arrears, and SHOP and CCRC are based on the most recent three-months available. Occupancy excludes assets held for sale, except Senior housing triple-net and SHOP where it is included for informational purposes since the entire segment is held for sale.

(6) CCRC occupancy as of December 31, 2020 was 81.6% for non-SNF care types (AL, IL, and memory care) and 66.4% for SNF.

(7) Our Other non-reportable segment includes nineteen assets in our unconsolidated SWF SH JV.

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Portfolio Summary

As of and for the quarter ended December 31, 2020, dollars in thousands

	Property Count	Weighted Average Age[1]	Portfolio Investment	Portfolio Income
Property Portfolio				
Life science	130	14	$ 6,846,940	$ 111,853
Medical office	274	24	5,138,632	97,782
CCRC	17	29	2,242,867	27,670
Other	17	22	420,699	4,316
Senior housing triple-net	41	22	682,721	21,329
SHOP	97	19	2,511,593	30,483
	576	**20**	**$ 17,843,451**	**$ 293,434**
Developments				
Life science	7	—	$ 425,721	$ —
Medical office	4	—	26,247	—
	11	**—**	**$ 451,968**	**$ —**
Redevelopments[2]				
Life science	3	—	$ 115,791	$ —
Medical office	3	—	623	—
Other	2	—	26,892	—
SHOP	1	—	18,931	—
	9	**—**	**$ 162,237**	**$ —**
Debt Investments				
Seller financing loans	—	—	$ 134,602	$ 1,379
Development/Other loans	—	—	100,345	2,813
	—	**—**	**$ 234,947**	**$ 4,192**
Total				
Life science	140	14	$ 7,388,452	$ 111,853
Medical office	281	24	5,165,502	97,782
CCRC	17	29	2,242,867	27,670
Other	19	22	682,538	8,508
Senior housing triple-net	41	22	682,721	21,329
SHOP	98	19	2,530,524	30,483
	596	**20**	**$ 18,692,603**	**$ 297,625**

PORTFOLIO INCOME[3]



$297.6M
Life science 37.6%
Medical office 32.9%
CCRC 9.3%
Other 2.8%
Senior housing triple-net 7.2%
SHOP 10.2%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale except Senior housing triple-net and SHOP where it is included for informational purposes since the entire segment is held for sale.

(2) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.

(3) Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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Quarter NOI Summary

For the quarter ended December 31, 2020, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Life science	$ 153,599	$ (37,003)	$ 116,596	$ 99,707	$ (24,708)	$ 74,999
Medical office[1]	150,397	(50,261)	100,136	130,180	(43,031)	87,149
CCRC	123,132	(99,271)	23,860	—	—	—
Other[1]	17,334	(13,335)	3,999	—	—	—
Senior housing triple-net[2]	16,807	(453)	16,354	—	—	—
SHOP[2]	161,485	(145,672)	15,814	—	—	—
	$ 622,754	**$ (345,995)**	**$ 276,759**	**$ 229,887**	**$ (67,739)**	**$ 162,148**

PORTFOLIO CASH NOI SUMMARY

	Portfolio Cash NOI			SS Portfolio Cash NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash NOI
Life science	$ 148,842	$ (36,990)	$ 111,853	$ 100,876	$ (24,695)	$ 76,181
Medical office[1]	147,394	(49,612)	97,782	128,005	(42,396)	85,610
CCRC	123,131	(95,461)	27,670	—	—	—
Other[1]	17,339	(13,022)	4,316	—	—	—
Senior housing triple-net[2]	21,769	(439)	21,329	—	—	—
SHOP[2]	161,505	(131,021)	30,483	—	—	—
	$ 619,979	**$ (326,546)**	**$ 293,434**	**$ 228,881**	**$ (67,091)**	**$ 161,791**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash NOI	SS % of Segment based on Cash NOI	4Q20	4Q19	SS NOI	SS Cash NOI	4Q20	3Q20	SS NOI	SS Cash NOI
Life science	105	47%	68%	96.7%	95.8%	2.7%	7.8%	96.7%	96.3%	(6.2%)	0.9%
Medical office	248	53%	88%	92.4%	92.7%	1.3%	1.2%	92.4%	92.3%	(1.3%)	(0.8%)
Total	**353**	**100%**	**55%** [3]			**1.9%**	**4.2%**			**(3.6%)**	**—%**

(1) Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its hospitals in the medical office segment and (ii) its unconsolidated SHOP joint venture in other non-reportable segments. Metrics reported for comparative periods have been recast to conform with current period presentation.

(2) At December 31, 2020, Healthpeak concluded that the operating results related to its senior housing triple-net and SHOP assets should be classified as discontinued operations for all periods presented. Accordingly, comparative periods have been recast to reflect the operating results related to these assets as discontinued operations, which is excluded from Same-Store.

(3) Total percent of Segment Portfolio Cash NOI is inclusive of the Senior housing triple-net, SHOP, CCRC, and Other segments that are not included in Same-Store.

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Full Year NOI Summary

For the twelve months ended December 31, 2020, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Life science	$ 569,505	$ (138,070)	$ 431,435	$ 342,340	$ (81,316)	$ 261,024
Medical office[1]	590,573	(194,855)	395,718	511,002	(166,172)	344,830
CCRC[2]	489,004	(472,654)	16,350	—	—	—
Other[1]	74,516	(53,779)	20,737	—	—	—
Senior housing triple-net[3]	99,090	(1,907)	97,183	—	—	—
SHOP[3]	656,059	(565,366)	90,693	—	—	—
	$ 2,478,748	**$ (1,426,631)**	**$ 1,052,117**	**$ 853,342**	**$ (247,488)**	**$ 605,853**

PORTFOLIO CASH NOI SUMMARY

	Portfolio Cash NOI			SS Portfolio Cash NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash NOI
Life science	$ 549,319	$ (138,018)	$ 411,302	$ 340,530	$ (81,264)	$ 259,266
Medical office[1]	582,443	(192,269)	390,174	502,597	(163,628)	338,969
CCRC	488,844	(375,421)	113,424	—	—	—
Other[1]	74,537	(53,368)	21,170	—	—	—
Senior housing triple-net[3]	100,722	(1,804)	98,918	—	—	—
SHOP[3]	656,519	(551,850)	104,669	—	—	—
	$ 2,452,385	**$ (1,312,729)**	**$ 1,139,656**	**$ 843,127**	**$ (244,892)**	**$ 598,236**

TWELVE-MONTH SS

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SS based on Cash NOI	SS % of Segment based on Cash NOI	4Q20	4Q19	SS NOI	SS Cash NOI
Life science	95	43%	63%	96.8%	95.5%	4.5%	6.2%
Medical office	246	57%	87%	92.5%	92.9%	1.8%	2.1%
Total	**341**	**100%**	**52%** [4]			**3.0%**	**3.8%**

(1) Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its hospitals in the medical office segment and (ii) its unconsolidated SHOP joint venture in other non-reportable segments. Metrics reported for comparative periods have been recast to conform with current period presentation.
(2) Includes the management termination fee related to transitioning thirteen CCRCs from Brookdale to Life Care Services.
(3) At December 31, 2020, Healthpeak concluded that the operating results related to its senior housing triple-net and SHOP assets should be classified as discontinued operations for all periods presented. Accordingly, comparative periods have been recast to reflect the operating results related to these assets as discontinued operations, which is excluded from Same-Store.
(4) Total percent of Segment Portfolio Cash NOI is inclusive of the Senior housing triple-net, SHOP, CCRC, and Other segments that are not included in Same-Store.

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Property Count Reconciliations

As of December 31, 2020

PROPERTY COUNT RECONCILIATION

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net	SHOP	Total
Prior Quarter Total Property Count	**136**	**266**	**17**	**10**	**62**	**135**	**626**
Acquisitions	4	8	—	—	—	—	12
Assets sold	—	(3)	—	—	(13)	(26)	(42)
Segment conversions[1]	—	10	—	9	(8)	(11)	—
Current Quarter Total Property Count	**140**	**281**	**17**	**19**	**41**	**98**	**596**
Acquisitions	(6)	(10)	—	—	—	—	(16)
Assets in Development	(7)	(4)	—	—	—	—	(11)
Completed Developments - not Stabilized	(8)	(5)	—	—	—	(2)	(15)
Assets in Redevelopment	(3)	(3)	—	(2)	—	(1)	(9)
Completed Redevelopments - not Stabilized	(6)	(5)	—	—	—	(1)	(12)
Assets held for sale[2]	—	(6)	(2)	—	(39)	(78)	(125)
Segment conversions	—	—	(15)	(17)	(2)	(15)	(49)
Significant tenant relocation[3]	(4)	—	—	—	—	—	(4)
Assets impacted by casualty event	(1)	—	—	—	—	(1)	(2)
Three-Month SS Property Count	**105**	**248**	**—**	**—**	**—**	**—**	**353**
Acquisitions	(6)	(1)	—	—	—	—	(7)
Completed Developments - not Stabilized	(1)	—	—	—	—	—	(1)
Completed Redevelopments - not Stabilized	(3)	(1)	—	—	—	—	(4)
Twelve-Month SS Property Count	**95**	**246**	**—**	**—**	**—**	**—**	**341**

SEQUENTIAL SS

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net	SHOP	Total
Prior Quarter Three-Month SS Property Count	**99**	**242**	**—**	**9**	**28**	**29**	**407**
Acquisitions	4	—	—	—	—	—	4
Prior Development/Redevelopment now Stabilized	3	—	—	—	—	—	3
Significant tenant relocation[3]	(1)	—	—	—	—	—	(1)
Assets held for sale	—	(3)	—	—	(28)	(7)	(38)
Assets sold	—	—	—	—	—	(4)	(4)
Segment conversions	—	9	—	(9)	—	(17)	(17)
Assets impacted by casualty event	—	—	—	—	—	(1)	(1)
Current Quarter Three-Month SS Property Count	**105**	**248**	**—**	**—**	**—**	**—**	**353**

(1) Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its hospitals in the medical office segment and (ii) its unconsolidated SHOP joint venture in other non-reportable segments.

(2) Two Senior housing triple-net assets held for sale are reflected in Segment conversions. Twenty SHOP assets held for sale are reflected in the following categories: two Completed Development - not Stabilized, one Redevelopment, one Completed Redevelopment - not Stabilized, one asset impacted by a casualty event, and fifteen Segment conversions.

(3) Life science assets removed from Same-Store due to significant tenant relocations from buildings that were in Same-Store to buildings that are not in Same-Store, where the relocation results in increased revenues to the Company.

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Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	December 31, 2020				
	Shares		Value		Total Value
Common stock (NYSE: PEAK)	538,405	$	30.23	$	16,275,983
Convertible partnership (DownREIT) units	7,325		30.23		221,435
Total Market Equity	**545,730**			**$**	**16,497,418**
Consolidated Debt					6,616,855
Total Market Equity and Consolidated Debt	**545,730**			**$**	**23,114,273**
Share of unconsolidated JV debt					61,924
Total Market Equity and Enterprise Debt	**545,730**			**$**	**23,176,197**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended December 31, 2020				Weighted Average Shares Twelve Months Ended December 31, 2020			
	Shares Outstanding December 31, 2020	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	538,405	538,381	538,381	538,381	538,381	530,555	530,555	530,555	530,555
Common stock equivalent securities:									
Restricted stock units[(1)]	1,684	—	361	361	361	300	300	300	300
Equity forward agreements[(2)]	—	—	—	—	—	201	201	201	201
Convertible partnership (DownREIT) units	7,325	—	5,501	5,501	5,501	—	5,506	5,506	5,506
Total common stock and equivalents	**547,414**	**538,381**	**544,243**	**544,243**	**544,243**	**531,056**	**536,562**	**536,562**	**536,562**

(1) The weighted average shares represent the current dilutive impact, using the treasury stock method, of 1.7 million restricted stock units outstanding as of December 31, 2020.

(2) Represents the current dilutive impact of 32.5 million shares of common stock under forward sales agreements that were unsettled during a portion of the year ended December 31, 2020. During the first quarter of 2020, all shares under forward sales agreements were settled and are included in our common stock outstanding.

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Indebtedness

As of December 31, 2020, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank LOC & Commercial Paper[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2021	$ 129,590	$ —	$ —	—	$ 13,015	5.26	$ 142,605	$ 11,982	2.13	$ 154,587	0.73
2022	—	—	—	—	4,843	—	4,843	281	—	5,124	—
2023	—	—	300,000	4.37	89,874	3.80	389,874	497	—	390,371	4.24
2024	—	250,000	1,150,000	4.17	3,050	—	1,403,050	28,835	3.84	1,431,885	3.64
2025	—	—	1,350,000	3.93	3,209	—	1,353,209	—	—	1,353,209	3.93
2026	—	—	650,000	3.39	102,423	3.51	752,423	—	—	752,423	3.41
2027	—	—	—	—	366	5.91	366	—	—	366	5.91
2028	—	—	—	—	—	—	—	—	—	—	—
2029	—	—	650,000	3.65	—	—	650,000	—	—	650,000	3.65
2030	—	—	750,000	3.14	—	—	750,000	—	—	750,000	3.14
Thereafter	—	—	900,000	4.34	—	—	900,000	—	—	900,000	4.34
	$ 129,590	**$ 250,000**	**$ 5,750,000**		**$ 216,780**		**$ 6,346,370**	**$ 41,595**		**$ 6,387,965**	
(Discounts), premium and debt costs, net	—	(818)	(52,414)		4,841		(48,391)	856		(47,535)	
	$ 129,590	**$ 249,182**	**$ 5,697,586**		**$ 221,621**		**$ 6,297,979**	**$ 42,451**		**$ 6,340,430**	
Mortgage debt on assets held for sale[5]	—	—	—		318,876		318,876	19,473		338,349	
	$ 129,590	**$ 249,182**	**$ 5,697,586**		**$ 540,497**		**$ 6,616,855**	**$ 61,924**		**$ 6,678,779**	
Weighted average interest rate %	0.30	1.14	3.86		3.73 [6]		3.67 [6]	3.36		3.67 [6]	
Weighted average maturity in years	—	3.4	6.7		4.5 [6]		6.4 [6]	2.5		6.3 [6]	

(1) The Company has a $2.5 billion unsecured revolving line of credit facility, which matures on May 23, 2023 and contains two six-month extension options. It accrues annual interest at LIBOR plus 82.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating.
(2) The Company has a $250 million term loan, which matures on May 23, 2024. It accrues annual interest at LIBOR plus 90 basis points, based on our current unsecured credit rating.
(3) Rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage debt in our unconsolidated JVs.
(5) Includes mortgage debt of $338 million on assets held for sale that matures between 2021 and 2044.
(6) Excludes the impact of mortgage debt held for sale.

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20 Return to TOC Indebtedness As of December 31, 2020, dollars in thousands DEBT STRUCTURE Weighted Average Balance % of Total Rates % Years to Maturity Secured Fixed rate $ 245,832 4 3.75 4.4 Floating rate 12,543 — 2.12 0.4 Combined $ 258,375 4 3.67 4.2 Unsecured Fixed rate 5,750,000 90 3.86 6.7 Floating rate 379,590 (1) 6 0.85 2.2 Combined $ 6,129,590 96 3.67 6.4 Total Fixed rate 5,995,832 94 3.85 6.6 Floating rate 392,133 6 0.90 2.2 Combined $ 6,387,965 100 3.67 6.3 (Discounts), premiums and debt costs, net (47,535) $ 6,340,430 Mortgage debt on assets held for sale(2) 338,349 Enterprise Debt $ 6,678,779 FINANCIAL COVENANTS(3) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 35% Secured Debt Ratio No greater than 40% 3% Unsecured Leverage Ratio No greater than 60% 37% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x Tangible Net Worth ($ billions) No less than $7.0B $10.6B CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa1 (Negative) S&P Global BBB+ (Stable) Fitch BBB+ (Stable) (1) Includes short term commercial paper borrowings that are backstopped by the Company's unsecured revolving line of credit facility. (2) Includes mortgage debt of $338 million on assets held for sale that matures between 2021 and 2044. (3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or other metrics within this document.

Investment Summary

For the three and twelve months ended December 31, 2020, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
ACQUISITIONS							
CCRC[1]	Various	January	6,383 Units	13	CCRC	$ —	$ 540,600
The Post	Boston, MA	April	426 Sq. Ft.	1	Life science	—	320,000
Justice Lane	Greenville, SC	June	11 Sq. Ft.	1	Medical office	—	1,591
Scottsdale Gateway	Phoenix, AZ	July	107 Sq. Ft.	1	Medical office	—	27,000
Midwest Portfolio[2]	Various	October	437 Sq. Ft.	7	Medical office	165,658	165,658
Oakmont Gardens[3]	Santa Rosa, CA	November	163 Units	1	SHOP	26,500	26,500
Green Oaks Hospital	Dallas, TX	December	67 Sq. Ft.	1	Medical office	33,500	33,500
Cambridge Discovery Park[4]	Boston, MA	December	607 Sq. Ft.	4	Life science	663,889	663,889
OTHER INVESTMENTS							
Development fundings						100,987	371,736
Redevelopment fundings						29,026	149,639
Loan fundings/preferred equity investment						62,769	121,181
Lease commissions - Dev/Redev/Acq						5,726	20,082
Total				**29**		**$ 1,088,055**	**$ 2,441,376**

(1) On January 31, 2020, we acquired Brookdale Senior Living's 51% interest in a CCRC joint venture (holding thirteen buildings) for $541 million (based on a gross valuation of $1.06B), bringing our equity ownership to 100%. Property count and units were already included in prior quarters.

(2) Purchase price represents amount paid at closing, and does not include certain deferred purchase price consideration that may be paid in the future.

(3) Includes the acquisition of our JV partners' 50% interest in one property for $27 million bringing our interest to 100%. The property is now held for sale. Property count and units were already included in prior quarters.

(4) Includes the acquisition of a 49% JV interest in one property for $54 million and 100% interest in three properties for $610 million.


396
396

Bolingbrook Medical Office
Bolingbrook, IL

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Investment Summary

As of and for the year ended December 31, 2020, dollars and square feet in thousands

ASSETS HELD FOR SALE

Property Type	Capacity	Property Count		Projected Sales Price
Medical office[1]	566 Sq. Ft.	6	$	255,990
CCRC	891 Units	2		15,876
Senior housing triple-net	3,970 Units	41		753,420
SHOP	10,368 Units	98		2,167,181
Total[2][3][4]		**147**	**$**	**3,192,467**

DISPOSITIONS[5]

	Date	Capacity	Property Count	Property Type		Sales Price/ Proceeds	Trailing Cash Yield[6]
Franklin/Morgan City (LA)	January	202 Beds	2	Other	$	12,000	
Various (GA, IN, OH)	February	499 Units	7	SHOP		35,600	
Various Brookdale NNN	February	2,015 Units	18	NNN		405,451	
North Fulton Hospital (GA)	February	202 Beds	1	Medical office		82,000	
Elko MOB (NV)	March	8 Sq. Ft.	1	Medical office		490	
Meridian (FL)	April	173 Units	1	SHOP		12,350	
Arbol (CA)	May	163 Units	1	SHOP		16,000	
Seminole/Edgwood (MI)	June	159 Units	2	SHOP		1,729	
Frost Street (CA)	June	176 Sq. Ft.	3	Medical office		106,000	
Granger MOB (UT)	July	108 Sq. Ft.	1	Medical office		5,390	
Omega Alpha Academy (AZ)	July	N/A	1	Other		500	
Leesburg/Madison (WI, VA)	July	92 Units	2	SHOP		4,450	
Plano Land (TX)	August	N/A	—	Medical office		1,950	
Glastonbury/Litchfield Hills (CT)	September	149 Units	2	SHOP		8,000	
Various MOB (AZ, KY)	September	48 Sq. Ft.	3	Medical office		8,150	
Various NNN (NC, MO)	October	344 Units	3	NNN		42,725	
Various SHOP (IL, OH, KY)	October	298 Units	3	SHOP		16,376	
Various SHOP (FL, UT, CA, WA)	November	863 Units	8	SHOP		84,840	
Vistoso/Northwest I & II (AZ)	November	118 Sq. Ft.	3	Medical office		16,316	
Aegis NNN	December	702 Units	10	NNN		358,000	
Various SHOP	December	1,923 Units	15	SHOP		380,100	
Total			**87**		**$**	**1,598,417**	**5.8%**

(1) Includes $226 million related to the purchase option exercise of the Hoag hospital.
(2) Includes three assets held for sale within unconsolidated JVs.
(3) Includes two Senior housing triple-net assets planned for segment conversions and twenty non-stabilized SHOP assets (two Completed Development, one Redevelopment, one Completed Redevelopment, one asset impacted by a casualty event, and fifteen Segment conversions).
(4) Subsequent to December 31, 2020, Healthpeak closed on the sale of 48 SHOP and 32 Senior Housing Triple-net assets for $894 and $642 million, respectively.
(5) Excludes $121 million of sales and repayments of loan investments.
(6) Represents the average yield calculated using Cash NOI for the twelve month period prior to sale for dispositions.

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Developments

As of December 31, 2020, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Count	CIP[1]	Cost to Complete[1]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized[2]
Life Science[3]										
75 Hayden[4]	Boston, MA	1	$ 72,541	$ 19,759	$ 92,300	121	100	2Q18	1Q21	2Q21
The Boardwalk[5]	San Diego, CA	3	93,318	79,932	173,250	192	100	4Q19	4Q21	2Q22
The Shore at Sierra Point - Phase II	San Francisco, CA	2	228,624	92,793	321,417	298	88	4Q18	4Q21	2Q22
The Shore at Sierra Point - Phase III	San Francisco, CA	1	45,116	48,398	93,514	109	100	4Q18	1Q22	1Q22
101 CambridgePark Drive	Boston, MA	1	38,078	136,017	174,095	159	—	3Q20	3Q22	3Q23
		8	**$ 477,677**	**$ 376,899**	**$ 854,576**	**879**	**78**			
Medical Office[3]										
Centennial	Nashville, TN	1	$ 14,058	$ 34,773	$ 48,831	172	52	4Q19	4Q21	4Q23
Raulerson	Miami, FL	1	3,483	13,052	16,535	52	54	4Q19	4Q21	3Q23
Woman's of Texas	Houston, TX	1	7,741	26,821	34,562	117	36	2Q20	4Q21	4Q23
Orange Park	Jacksonville, FL	1	964	16,516	17,480	63	48	4Q19	2Q22	4Q23
		4	**$ 26,247**	**$ 91,161**	**$ 117,408**	**404**	**46**			
		12	**$ 503,924**	**$ 468,060**	**$ 971,984**	**1,283**	**68**			

Projected stabilized yields typically range from 6.0% - 8.0%

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.
(3) During the quarter, Ridgeview totaling 81,000 square feet, The Shore at Sierra Point - Phase I totaling 92,000 square feet, and Oak Hill totaling 42,000 square feet were completed and placed in service.
(4) During the quarter, a portion of 75 Hayden totaling 93,000 square feet was completed, occupied and placed in service.
(5) The Boardwalk includes the Redevelopment of 10275 Science Center Drive. CIP includes land and the net book value of the redeveloped building upon commencement of the project totaling $34 million.

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Redevelopments and Land Held for Development(1)

As of December 31, 2020, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

Project(2)	MSA	Property Type	Property Count(3)	Placed in Service (Incremental Costs)	CIP(4) (Incremental Costs)	Cost to Complete(4) (Incremental Costs)	Total (Incremental Costs)	Project Start	Estimated Completion Date(5)
Willow Wood(6)	Miami, FL	SHOP	1	$ —	$ 10,378	$ 4,105	$ 14,483	2Q18	3Q21
Various Other	Various	Other	2	—	13,019	9,677	22,696	2Q18 - 3Q18	1Q21 - 2Q21
11149 North Torrey Pines	San Diego, CA	Life science	1	—	12,231	7,175	19,406	1Q20	1Q21
4921 Directors Place	San Diego, CA	Life science	1	—	14,103	6,587	20,690	2Q20	1Q21
Thornton	Denver, CO	Medical office	1	—	205	9,795	10,000	2Q20	4Q21
West Houston I	Houston, TX	Medical office	1	146	161	11,493	11,800	2Q20	4Q21
Sunrise Tower III	Las Vegas, NV	Medical office	1	—	257	16,143	16,400	2Q20	2Q22
			8	**$ 146**	**$ 50,354**	**$ 64,975**	**$ 115,475**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	$ 63,734
Modular Labs III	San Francisco, CA	Life science	2	130 Sq. Ft.	16,918
Directors Place	San Diego, CA	Life science	4	150 Sq. Ft.	8,738
Brandywine	Philadelphia, PA	CCRC	8	84 Units	3,494
Remaining	Various	Medical office	2	N/A	3,252
			24		**$ 96,136**

(1) Redevelopments are excluded from Same-Store until they are Stabilized in both comparable periods. See Glossary for further definition.
(2) During the quarter, Kendall Atrium was completed and placed into service and four SHOP assets under Redevelopment were sold.
(3) Excludes the Redevelopment of 10275 Science Center Drive included in the Boardwalk Development.
(4) Includes lease commissions incurred to date and projected lease commissions through Stabilization. See Glossary for further definition.
(5) Excludes the completion of tenant improvements.
(6) The Willow Wood asset is held for sale.

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Capital Expenditures

For the three and twelve months ended December 31, 2020, dollars in thousands, except per unit/square foot

FOURTH QUARTER	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net	SHOP	Total
Portfolio at share							
Recurring capital expenditures	$ 3,170	$ 9,319	$ 2,554	$ 542	$ —	$ 3,635	$ 19,220
Tenant improvements - 2nd generation	775	5,685	—	—	—	—	6,460
Lease commissions - 2nd generation	2,459	4,640	—	—	—	—	7,099
AFFO capital expenditures[1]	**$ 6,404**	**$ 19,643**	**$ 2,554**	**$ 542**	**$ —**	**$ 3,635**	**$ 32,779**
Revenue enhancing capital expenditures	5,348	3,705	6,160	643	1,485	658	17,998
Casualty related capital expenditures	—	—	—	417	—	1,310	1,727
Initial Capital Expenditures ("ICE")	131	315	5,996	—	—	—	6,442
Tenant improvements - 1st generation	19,887	5,977	—	—	—	—	25,864
Lease commissions - Dev/Redev/Acq	4,567	1,158	—	—	—	—	5,726
Development	86,674	14,075	—	—	—	239	100,987
Redevelopment	24,397	3,123	—	437	—	1,070	29,026
Capitalized interest	5,917	230	—	123	—	200	6,470
Total capital expenditures	**$ 153,324**	**$ 48,226**	**$ 14,710**	**$ 2,162**	**$ 1,485**	**$ 7,112**	**$ 227,020**
Recurring capital expenditures per unit/sq. ft.	$0.33 per Sq. Ft.	$0.44 per Sq. Ft.	$324 per Unit	$305 per Unit	(2)	$303 per Unit	

FULL YEAR	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net	SHOP	Total
Portfolio at share							
Recurring capital expenditures	$ 5,339	$ 15,850	$ 8,737	$ 1,946	$ —	$ 12,992	$ 44,864
Tenant improvements - 2nd generation	9,316	22,089	—	—	—	—	31,406
Lease commissions - 2nd generation	8,061	12,823	—	—	—	—	20,884
AFFO capital expenditures[1]	**$ 22,716**	**$ 50,763**	**$ 8,737**	**$ 1,946**	**$ —**	**$ 12,992**	**$ 97,153**
Revenue enhancing capital expenditures	13,986	15,506	19,779	3,680	7,115	8,262	68,329
Casualty related capital expenditures	—	—	322	437	—	2,318	3,077
Initial Capital Expenditures ("ICE")	3,476	761	17,862	—	—	801	22,900
Tenant improvements - 1st generation	84,393	24,058	—	—	—	—	108,452
Lease commissions - Dev/Redev/Acq	18,189	1,893	—	—	—	—	20,082
Development	301,191	70,127	—	—	—	418	371,736
Redevelopment	113,778	18,717	—	7,261	—	9,883	149,639
Capitalized interest	24,151	1,531	10	520	—	828	27,040
Total capital expenditures	**$ 581,880**	**$ 183,356**	**$ 46,711**	**$ 13,843**	**$ 7,115**	**$ 35,502**	**$ 868,408**
Recurring capital expenditures per unit/sq. ft.	$0.59 per Sq. Ft.	$0.77 per Sq. Ft.	$1,151 per Unit	$1,097 per Unit	(2)	$1,049 per Unit	

(1) Includes AFFO capital expenditures on unconsolidated JVs for the quarter of $0.9 million and $4.3 million full year. Excludes non-controlling interest on AFFO capital expenditures on consolidated joint ventures for the quarter of $0.4 million and $0.7 million full year.
(2) Senior housing triple-net per unit is not presented as it is not meaningful.

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26 Return to TOC Portfolio Diversification As of and for the quarter ended December 31, 2020, dollars in thousands PORTFOLIO INCOME BY MSA MSA Property Count(1) Life Science Medical Office CCRC Other Senior Housing Triple-net SHOP Total % of Total San Francisco, CA 82 $ 72,952 $ 848 $ — $ — $ 1,262 $ 2,659 $ 77,721 26 San Diego, CA 39 17,746 673 — — — 820 19,240 6 Boston, MA 15 17,796 80 — — — 792 18,669 6 Dallas, TX 42 — 16,489 — 316 370 821 17,995 6 Houston, TX 42 — 8,068 833 2,200 286 440 11,828 4 Philadelphia, PA 5 — 3,775 5,178 — — 238 9,191 3 Los Angeles, CA 11 — 4,999 — — 1,609 2,513 9,121 3 Tampa, FL 10 — 533 7,675 — 578 273 9,059 3 Washington, DC 17 — 1,143 4,039 84 470 1,715 7,450 3 Seattle, WA 9 — 5,812 — — 1,259 373 7,444 3 Denver, CO 20 — 5,348 — 583 — — 5,931 2 Remaining 293 3,358 50,013 9,946 1,133 15,496 19,838 99,784 34 Portfolio Cash NOI 585 $ 111,853 $ 97,782 $ 27,670 $ 4,316 $ 21,329 $ 30,483 $ 293,434 99 Interest income — — — — 4,192 — — 4,192 1 Portfolio Income 585 $ 111,853 $ 97,782 $ 27,670 $ 8,508 $ 21,329 $ 30,483 $ 297,625 100 (1) Excludes eleven properties in Development.

Portfolio Diversification

As of and for the quarter ended December 31, 2020, dollars in thousands

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							Operator Exposure					
Operator/Tenant	Property Count[1]	Life Science	Medical Office	Other	Senior Housing Triple-net	Total	% of Portfolio Income	Property Count[1]	CCRC	Other	SHOP	Total	% of Portfolio Income
Hospital Corp of America[2]	95	$ —	$ 23,298	$ —	$ —	$ 23,298	8	—	$ —	$ —	$ —	$ —	—
Life Care Services	—	—	—	—	—	—	—	16	20,653	—	1,502	22,155	7
Sunrise Senior Living	2	—	—	—	460	460	—	37	6,663	—	9,474	16,137	6
Brookdale Senior Living	24	—	—	—	11,415	11,415	4	23	354	4,317	400	5,070	2
Amgen	7	13,849	—	—	—	13,849	5	—	—	—	—	—	—
Remaining	323	98,003	74,484	4,191	9,455	186,133	63	58	—	1	19,107	19,108	6
Portfolio Income	**451**	**$ 111,853**	**$ 97,782**	**$ 4,191**	**$ 21,329**	**$ 235,155**	**79**	**134**	**$ 27,670**	**$ 4,317**	**$ 30,483**	**$ 62,471**	**21**

PRO FORMA PORTFOLIO INCOME BY OPERATOR/TENANT[3]

	Tenant/Credit Exposure							Operator Exposure					
Operator/Tenant	Property Count[1]	Life Science	Medical Office	Other	Senior Housing Triple-net	Total	% of Portfolio Income	Property Count[1]	CCRC	Other	SHOP	Total	% of Portfolio Income
Hospital Corp of America[2]	95	$ —	$ 23,664	$ —	$ —	$ 23,664	10	—	$ —	$ —	$ —	—	—
Life Care Services	—	—	—	—	—	—	—	13	20,653	—	—	20,653	8
Amgen	7	13,849	—	—	—	13,849	6	—	—	—	—	—	—
Sunrise Senior Living	—	—	—	—	—	—	—	2	6,663	—	—	6,663	3
Brookdale Senior Living	—	—	—	—	—	—	—	19	—	4,317	—	4,317	2
Remaining	302	102,218	70,713	3,082	—	176,013	72	—	—	—	—	—	—
Portfolio Income	**404**	**$ 116,068**	**$ 94,377**	**$ 3,082**	**$ —**	**$ 213,527**	**87**	**34**	**$ 27,316**	**$ 4,317**	**$ —**	**$ 31,633**	**13**

(1) Excludes eleven properties in Development.
(2) Includes Cash NOI for 1.5 million square feet in six properties that are 100% leased to HCA, and 3.1 million square feet in 89 properties partially leased to HCA.
(3) Pro forma to exclude assets held for sale and to reflect acquisitions, dispositions, paid loans, and operator transitions that occurred within the quarter as if they occurred on the first day of the quarter. Does not contemplate future acquisitions or future seller financing.

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Expirations, Maturities and Purchase Options

As of December 31, 2020, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent[1]				
Year	**Total**	**% of Total**	**Life Science**	**Medical Office**	**Interest Income**
2021[2]	$ 105,264	11	$ 27,302	$ 75,009	$ 2,952
2022	107,600	11	34,618	70,680	2,302
2023	99,381	10	47,999	50,349	1,032
2024	86,504	9	27,360	59,144	—
2025	138,298	14	58,980	79,319	—
2026	50,053	5	26,815	19,084	4,154
2027	69,829	7	51,569	18,260	—
2028	51,179	5	24,446	26,733	—
2029	82,947	9	68,110	14,837	—
2030	100,662	11	76,563	24,099	—
Thereafter	62,878	7	34,011	28,868	—
Total	**$ 954,596**	**100**	**$ 477,774**	**$ 466,381**	**$ 10,440**
Weighted average maturity in years	5.2		6.1	4.2	2.8

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[3]	Name	MSA	Property Type	Annualized Base Rent[1]	Option Price
2024[4]	5/2021	Hoag Hospital Irvine	Los Angeles, CA	Medical office	$ 15,636	$ 226,200
2022	2/2022	Frye Regional Medical Center	Hickory, NC	Medical office	8,601	67,675

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, non-cash revenue adjustments, and assets held for sale.
(2) Includes month-to-month and holdover leases.
(3) Reflects the earliest point at which the purchase option can be exercised.
(4) Includes Annualized Base Rent for property held for sale pursuant to the exercise of a purchase option by the tenant. Closing is expected in May 2021 for a price of $226.2 million and a non–refundable deposit of $7 million has been received.

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29 Return to TOC Life Science As of and for the quarter ended December 31, 2020, dollars and square feet in thousands INVESTMENTS(1) MSA Property Count Portfolio Investment Portfolio Cash NOI Square Feet Occupancy % San Francisco, CA 78 $ 3,739,791 $ 72,952 5,161 95.8 Boston, MA 13 1,935,218 17,796 2,089 96.3 San Diego, CA 35 1,025,616 17,746 2,375 96.8 Remaining 7 146,315 3,358 476 100.0 133 $ 6,846,940 $ 111,853 10,100 96.3 SAME-STORE 4Q19 1Q20 2Q20 3Q20 4Q20 Property Count 105 105 105 105 105 Portfolio Investment $ 4,095,920 $ 4,137,613 $ 4,152,475 $ 4,178,330 $ 4,191,304 Square Feet 7,106 7,103 7,103 7,102 7,103 Occupancy % 95.8 95.2 97.6 96.3 96.7 Portfolio Real Estate Revenues $ 97,631 $ 98,164 $ 101,007 $ 105,505 $ 99,707 Portfolio Operating Expenses (24,585) (23,241) (24,289) (25,580) (24,708) Portfolio NOI $ 73,046 $ 74,923 $ 76,718 $ 79,925 $ 74,999 Portfolio Cash Real Estate Revenues $ 95,231 $ 95,272 $ 99,383 $ 101,053 $ 100,876 Portfolio Cash Operating Expenses (24,572) (23,228) (24,276) (25,567) (24,695) Portfolio Cash NOI $ 70,659 $ 72,044 $ 75,107 $ 75,486 $ 76,181 Year-Over-Year Three-Month SS Growth % 7.8% (1) Excludes seven properties that are in Development.

Life Science

As of December 31, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**%**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2021[2]	468	5	$ 27,302	6	378	$ 23,493	90	$ 3,810	—	$ —	—	$ —
2022	844	9	34,618	7	341	19,430	340	11,538	93	1,668	70	1,982
2023	780	8	47,999	10	580	39,330	201	8,669	—	—	—	—
2024	436	4	27,360	6	436	27,360	—	—	—	—	—	—
2025	1,367	14	58,980	12	833	42,249	317	8,541	131	5,301	85	2,889
Thereafter	5,833	60	281,514	59	2,374	142,201	1,350	40,703	1,789	88,645	320	9,965
	9,730	**100**	**$ 477,774**	**100**	**4,942**	**$ 294,063**	**2,298**	**$ 73,261**	**2,014**	**$ 95,613**	**476**	**$ 14,837**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	2.4	684	7	$ 53,388	11	A-
Global Blood Therapeutics	9.2	164	2	11,463	2	—
Myriad Genetics	4.4	359	4	11,130	2	—
General Atomics	8.7	702	7	10,276	2	—
Denali Therapeutics	8.3	148	2	10,142	2	—
Rigel Pharmaceuticals	2.1	147	2	9,725	2	—
AstraZeneca Pharmaceuticals	6.2	156	2	9,149	2	BBB+
Nuvasive	14.2	252	3	8,450	2	—
MyoKardia[3]	9.0	130	1	8,180	2	A+
Pacira Biosciences	9.5	174	2	8,013	2	—
Remaining	6.3	6,814	70	337,858	71	
	6.1	**9,730**	**100**	**$ 477,774**	**100**	

ANNUALIZED BASE RENT



Office 4%
University, Government, Research 3%
Public Biotech / Medical Device 57%
R&D 6%
Pharma 11%
Private Biotech / Medical Device 19%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) MyoKardia was acquired by Bristol Myers Squibb on November 17, 2020.

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31 Return to TOC Life Science Square feet in thousands LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change in Cash Rents Tenant Improvements per Sq. Ft.(1) Leasing Costs per Sq. Ft.(1) Average Lease Term (Months) Trailing Twelve Month Retention Rate Leased Square Feet as of September 30, 2020 8,828 $ 49.35 Acquisitions 574 47.25 Developments placed in service 267 45.12 Redevelopments placed in service 55 43.88 Expirations (143) 42.01 Renewals, amendments and extensions 72 47.76 12.9 $ 2.22 $ 1.45 58 54.1% New leases 84 52.72 6.69 2.34 72 Terminations (7) 39.78 Leased Square Feet as of December 31, 2020 9,730 $ 49.11 Torrey Pines Science Park La Jolla, CA (1) Average cost per lease year.

Medical Office

As of and for the quarter ended December 31, 2020, dollars and square feet in thousands

PORTFOLIO BY MARKET[(1)]

					Square Feet						
					On-campus[(2)]		Off-campus[(3)]		Total		
MSA	**Property Count**	**Portfolio Investment**	**Portfolio Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	30	$ 815,892	$ 16,489	91.9	1,993	1,500	287	54	2,280	1,554	17
Houston, TX	31	429,808	8,068	86.9	1,495	1,421	289	—	1,784	1,421	14
Seattle, WA	6	231,298	5,812	93.0	667	—	—	—	667	—	3
Nashville, TN	15	213,620	5,690	90.5	1,288	10	119	—	1,407	10	6
Denver, CO	16	298,345	5,348	84.2	1,082	—	35	—	1,117	—	5
Los Angeles, CA	5	154,634	4,999	93.3	106	338	97	—	202	338	2
Louisville, KY	11	232,591	4,770	96.1	668	17	447	—	1,115	17	5
Philadelphia, PA	3	394,898	3,775	75.6	702	—	436	90	1,138	90	5
Phoenix, AZ	13	220,955	3,735	93.7	519	70	281	—	800	70	4
Salt Lake City, UT	12	133,285	2,808	90.8	434	63	152	7	586	71	3
Kansas City, MO	6	124,506	2,496	91.5	351	89	—	8	351	97	2
Miami, FL	9	108,683	2,306	89.4	451	—	—	30	451	30	2
Hickory, NC	1	44,706	2,197	100.0	—	257	—	—	—	257	1
Greenville, SC	14	153,206	2,090	100.0	232	560	—	51	232	611	4
Ogden, UT	9	81,941	1,586	87.8	338	—	—	68	338	68	2
Las Vegas, NV	6	117,308	1,516	71.9	536	—	—	—	536	—	2
Fresno, CA	1	59,689	1,220	100.0	—	56	—	—	—	56	—
Washington, DC	3	67,134	1,143	91.4	55	29	99	—	154	29	1
San Antonio, TX	4	56,598	1,128	78.8	354	—	—	—	354	—	2
Colorado Springs, CO	2	33,388	1,118	100.0	118	79	—	—	118	79	1
Remaining	80	1,166,147	19,486	95.2	2,059	1,398	587	457	2,645	1,855	20
	277	**$ 5,138,632**	**$ 97,782**	**90.4**	**13,446**	**5,887**	**2,830**	**765**	**16,276**	**6,651**	**100**

(1) Excludes four properties that are in Development. Properties that are held for sale are included in property count, Investment, Cash NOI, and square feet but are excluded from Occupancy.
(2) Includes 8.2 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).

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Medical Office

As of and for the quarter ended December 31, 2020, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[(1)]	Credit Rating	Square Feet On-Campus	Adjacent[(2)]	Anchored[(2)]	Unaffiliated Off-Campus	Total	% of Total	Directly Leased by Health System % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	9,066	236	179	—	9,481	41.4	24.0	23.5
Memorial Hermann Health System	53	A1	1,709	—	83	—	1,791	7.8	4.2	2.2
Norton Healthcare	110	—	685	328	—	—	1,013	4.4	2.9	2.9
Community Health Systems, Inc.	15	Caa3	908	—	—	—	908	4.0	3.9	2.3
Prisma Health	75	A3	792	—	51	—	843	3.7	2.1	1.7
Steward Health Care	N/A	—	718	—	—	—	718	3.1	1.4	1.3
Jefferson Health	59	A2	702	—	—	—	702	3.1	2.0	1.8
Providence Health & Services	5	Aa3	563	—	—	—	563	2.5	1.3	2.0
Remaining - credit rated			3,574	779	725	—	5,078	22.1		
Non-credit rated			616	56	454	705	1,830	8.0		
Total			**19,333**	**1,399**	**1,490**	**705**	**22,927**	**100.0**	**41.8**	**37.7**
% of Total			**84.3**	**6.1**	**6.5**	**3.1**				
Total Healthcare Affiliated					**96.9%**					

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[(3)]	Tenant Improvements per Sq. Ft. [(4)]	Leasing Costs per Sq. Ft. [(4)]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of September 30, 2020	**20,314**	**$ 25.39**					
Acquisitions	470	19.92					
Dispositions	(63)	21.65					
Developments and Redevelopments	27	17.94					
Expirations	(622)	27.24					
Renewals, amendments and extensions	524	27.51	1.6	$ 2.26	$ 1.18	55	79.5%
New leases	153	25.87		4.59	1.70	71	
Terminations	(72)	29.92					
Leased Square Feet as of December 31, 2020	**20,731**	**$ 25.54**					

(1) Ranked by revenue based on the 2019 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or physician group).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.
(4) Average cost per lease year.

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Medical Office

As of and for the quarter ended December 31, 2020, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total				On-Campus			Off-Campus		
Year	Leased Square Feet	%		Annualized Base Rent[2]	%	Square Feet		Annualized Base Rent[2]	Square Feet		Annualized Base Rent[2]
2021[3]	2,879	14	$	75,009	16	2,458	$	65,451	420	$	9,557
2022	2,722	13		70,680	15	2,259		59,167	463		11,514
2023	1,940	10		50,349	11	1,627		42,131	313		8,218
2024	2,172	11		59,144	13	1,737		47,455	435		11,688
2025	4,382	22		79,319	17	4,139		72,992	243		6,327
Thereafter	6,153	30		131,880	28	4,995		105,733	1,158		26,147
	20,248	**100**	**$**	**466,381**	**100**	**17,215**	**$**	**392,930**	**3,032**	**$**	**73,451**

SAME-STORE

		4Q19		1Q20		2Q20		3Q20		4Q20
Property Count		248		248		248		248		248
Portfolio Investment	$	4,241,034	$	4,261,476	$	4,277,068	$	4,293,866	$	4,319,321
Square Feet		20,152		20,152		20,152		20,162		20,166
Occupancy %		92.7		92.2		92.4		92.3		92.4
Portfolio Real Estate Revenues	$	128,835	$	129,313	$	126,522	$	131,159	$	130,180
Portfolio Operating Expenses		(42,776)		(42,034)		(40,974)		(42,852)		(43,031)
Portfolio NOI	**$**	**86,059**	**$**	**87,280**	**$**	**85,548**	**$**	**88,307**	**$**	**87,149**
Portfolio Cash Real Estate Revenues	$	126,749	$	127,270	$	124,945	$	128,489	$	128,005
Portfolio Cash Operating Expenses		(42,125)		(41,390)		(40,331)		(42,213)		(42,396)
Portfolio Cash NOI	**$**	**84,624**	**$**	**85,880**	**$**	**84,614**	**$**	**86,276**	**$**	**85,610**
				Year-Over-Year Three-Month SS Growth %						**1.2%**

(1) Excludes 483,000 square feet and Annualized Base Rent of $19.6 million related to six assets held for sale at December 31, 2020.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

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CCRC[1]

As of and for the quarter ended December 31, 2020, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Property Count	Portfolio Investment	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI	Units	Occupancy %	REVPOR CCRC[2]	NREF Cash Collections
Life Care Services	13	$ 1,843,095	$ 81,696	$ 16,689	$ (77,732)	$ 20,653	6,385	79.2	6,487	$ 16,733
Sunrise Senior Living	2	341,096	17,110	2,828	(13,275)	6,663	1,052	78.0	8,102	1,265
Brookdale Senior Living	2	58,676	4,188	621	(4,454)	354	891	N/A	N/A	331
Total	**17**	**$ 2,242,867**	**$ 102,994**	**$ 20,137**	**$ (95,461)**	**$ 27,670**	**8,328**	**79.0**	**6,712**	**$ 18,330**

TOTAL CCRC PORTFOLIO

	4Q19[3]	1Q20[4]	2Q20	3Q20	4Q20
Property count	17	17	17	17	17
Investment	$ 1,082,447	$ 2,205,032	$ 2,218,752	$ 2,229,215	$ 2,242,867
Units	8,323	8,321	8,321	8,328	8,328
Occupancy %	85.8	86.2	80.4	79.5	79.0
REVPOR CCRC	$ 5,290	$ 6,507	$ 7,014	$ 6,589	$ 6,712 [2][5]
Portfolio Real Estate Revenues	$ 56,642	$ 113,427	$ 131,112	$ 121,334	$ 123,132
Portfolio Operating Expenses before management fee	(42,755)	(78,318)	(95,440)	(95,883)	(95,230)
Management fee[6]	(2,908)	(96,201)	(3,635)	(3,907)	(4,041)
Portfolio NOI[5][7]	**$ 10,980**	**$ (61,091)**	**$ 32,037**	**$ 21,544**	**$ 23,860**
Portfolio Cash Real Estate Revenues	$ 59,887	$ 113,250	$ 131,108	$ 121,355	$ 123,131
Portfolio Cash Operating Expenses before management fee	(42,846)	(78,283)	(95,417)	(94,221)	(91,419)
Management Fee	(2,908)	(4,498)	(3,635)	(3,907)	(4,041)
Portfolio Adjusted NOI[5][7]	**$ 14,134**	**$ 30,469**	**$ 32,056**	**$ 23,228**	**$ 27,670**
Portfolio Adjusted NOI Margin %	23.6	26.9	24.5	19.1	22.5

(1) Non-refundable entrance fees ("NREFs") of $484.2 million and Refundable entrance fees of $317.4 million appear on our Consolidated Balance Sheet in the Deferred revenue line and Accounts payable, accrued liabilities and other liabilities line, respectively. These balances exclude the two assets in the Brookdale Senior Living joint venture that are held for sale.
(2) 4Q20 REVPOR excluding NREF amortization would be $5,533.
(3) Includes the December 2019 conversion of two Sunrise Senior Living assets from a triple-net lease to a RIDEA structure.
(4) Includes the February 2020 acquisition of 51% interest in the Brookdale Senior Living's CCRC joint venture (holding thirteen buildings), bringing our equity ownership to 100%.
(5) Includes government grants under the CARES Act of $12.4 million, $2.0 million and $2.7 million for 2Q20, 3Q20 and 4Q20, respectively.
(6) 1Q20 includes management termination fee expense related to Healthpeak's acquisition of Brookdale's 51% interest in thirteen CCRCs.
(7) Includes identifiable COVID-19 related expenses for 1Q20, 2Q20, 3Q20 and 4Q20 of $0.3 million, $7.4 million, $5.3 million, and $4.3 million respectively.

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Other[1]

As of and for the quarter ended December 31, 2020, dollars in thousands, except REVPOR

SWF SH JV AT SHARE

		1Q20		2Q20		3Q20		4Q20
Property count		19		19		19		19
Investment	$	420,944	$	419,821	$	419,000	$	420,699
Units		3,317		3,317		3,317		3,317
Occupancy %		86.8		82.6		79.5		76.8
REVPOR Other	$	4,011	$	3,993	$	3,997	$	3,983
Portfolio Real Estate Revenues	$	20,108	$	18,953	$	17,902	$	17,334
Portfolio Operating Expenses before management fee		(12,313)		(12,784)		(12,629)		(12,506)
Management fee		(967)		(896)		(856)		(829)
Portfolio NOI[2][3]	**$**	**6,828**	**$**	**5,273**	**$**	**4,417**	**$**	**3,999**
Portfolio Cash Real Estate Revenues	$	20,042	$	18,991	$	17,946	$	17,339
Portfolio Cash Operating Expenses before management fee		(12,293)		(12,724)		(12,610)		(12,194)
Management Fee		(967)		(896)		(856)		(829)
Portfolio Cash NOI[2][3]	**$**	**6,782**	**$**	**5,371**	**$**	**4,480**	**$**	**4,316**
Portfolio Cash NOI Margin %		**33.8%**		**28.3%**		**25.0%**		**24.9%**

WHOLLY-OWNED

		1Q20		2Q20		3Q20		4Q20
Property count		1		1		—		—
Investment	$	813	$	813	$	—	$	—
Portfolio Cash Real Estate Revenues		148		62		9		—
Portfolio Cash Operating Expenses		2		(1)		—		—
Portfolio Cash NOI	**$**	**150**	**$**	**61**	**$**	**9**	**$**	**—**

DEBT INVESTMENTS AND PREFERRED EQUITY

		Investment[4]		Interest Income	Weighted Average Yield	Weighted Average Maturity in Years
Seller financing loans	$	134,602	$	1,379	5.3%	3.2
Development loans and preferred equity		31,500		2,080	7.7%	1.7
Other		68,845		733	4.2%	1.2
Total Debt Investments	**$**	**234,947**	**$**	**4,192**	**5.3%**	**2.4**

(1) Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its hospitals in the medical office segment and (ii) its unconsolidated SHOP joint venture in other non-reportable segments. Metrics reported for comparative periods have been recast to conform with current period presentation.
(2) Includes identifiable COVID-19 related expenses for 1Q20, 2Q20, 3Q20 and 4Q20 of $0.1 million, $1.0 million, $0.3 and $0.5 million, respectively.
(3) Includes government grants under the CARES Act for 2Q20 of $0.3 million.
(4) Excludes $10.3 million of reserves.

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Discontinued Operations | Senior Housing Triple-net

As of and for the quarter ended December 31, 2020, dollars in thousands, except REVPOR

INVESTMENTS[(1)]

Operator	Portfolio Investment	Portfolio Cash NOI	Count	Units	Occupancy %[(2)]	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC[(3)]
Brookdale Senior Living[(4)]	$ 423,783	$ 11,415	24	2,552	79.1	$ 5,312	0.98x	0.82x
Harbor Retirement Associates[(4)]	138,014	3,546	8	790	80.7	5,112	0.92x	0.77x
Five Star Senior Living	12,752	723	4	204	69.7	4,762	0.77x	0.61x
Aegis Living	—	4,205	—	—	—	—	—	—
Capital Senior Living	—	617	—	—	—	—	—	—
Remaining	108,172	823	5	424	47.9	5,123	(0.12x)	(0.23x)
Total[(2)(3)]	**$ 682,721**	**$ 21,329**	**41**	**3,970**	**77.1**	**$ 5,235**	**0.90x**	**0.75x**

STABILIZED HELD FOR SALE

SENIOR HOUSING TRIPLE-NET	4Q19	1Q20	2Q20	3Q20	4Q20	Sequential Growth	Year-Over-Year Growth
Property count	39	39	39	39	39	—	—
Units	3,772	3,772	3,769	3,769	3,769	—	(0.1)%
Occupancy %	85.6	85.8	84.6	79.1	77.1	-200 bps	-850 bps
REVPOR Triple-net	$ 5,193	$ 5,169	$ 5,304	$ 5,253	$ 5,235	(0.3%)	0.8%
Facility EBITDARM CFC	1.15x	1.13x	1.10x	0.99x	0.90x	-0.09x	-0.25x
Facility EBITDAR CFC	0.99x	0.97x	0.93x	0.83x	0.75x	-0.08x	-0.24x
Portfolio Cash Real Estate Revenues	$ 15,278	$ 15,416	$ 15,793	$ 15,817	$ 15,839	0.1%	3.7%
Portfolio Cash Operating Expenses	(19)	(30)	(30)	(29)	(28)	(2.6%)	50.5%
Portfolio Cash NOI	**$ 15,259**	**$ 15,385**	**$ 15,763**	**$ 15,788**	**$ 15,811**	**0.1%**	**3.6%**

(1) Properties that are held for sale are included in property count, Investment, Cash NOI, and are included in Occupancy, REVPOR Triple-net, Facility EBITDARM CFC and Facility EBITDAR CFC for informational purposes. Facility EBITDARM and EBITDAR CFC are for the trailing twelve-month period one quarter in arrears from the period presented.

(2) Occupancy presented above is for the three months ended September 30, 2020. Based on the latest preliminary financials received (November and December), the Occupancy for the three months ended December 31, 2020 is 75.7%.

(3) The Facility EBITDAR CFC presented above is for the twelve months ended September 30, 2020. Based on the latest preliminary financials received (November or December), the Facility EBITDAR CFC for the twelve months ended December 31, 2020 is 0.70x. Exclusive of government grants under the CARES Act of $3.6 million and identifiable COVID-19 related expenses of $1.3 million reported to date preliminary Facility EBITDAR CFC for the three months ended December 31, 2020 would be 0.57x.

(4) Subsequent to December 31, 2020, Healthpeak closed on the sale of the 24 Brookdale properties and the 8 Harbor Retirement Associate properties.

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Discontinued Operations | SHOP

As of and for the quarter ended December 31, 2020, dollars in thousands, except REVPOR

INVESTMENTS[1][2]

Operator	Property Count	Portfolio Investment	Portfolio Cash NOI[3][4]	Units	Occupancy %[1]	REVPOR SHOP[1][4][5]
Sunrise Senior Living	35	$ 850,793	$ 9,474	3,619	66.9	$ 7,862
Oakmont Senior Living	12	576,411	7,591	1,049	86.2	8,570
Atria Senior Living	8	125,445	5,674	1,157	79.3	4,242
Discovery Senior Living	10	420,989	1,879	1,428	74.6	4,539
Remaining	33	537,955	5,865	3,115	72.5	4,835
Total	**98**	**$ 2,511,593**	**$ 30,483**	**10,368**	**73.0**	**$ 6,278**

STABILIZED HELD FOR SALE

	4Q19	1Q20	2Q20	3Q20	4Q20	Sequential Growth	Year-Over-Year Growth
Property count[6]	78	78	78	78	78	—	—
Units	8,231	8,226	8,221	8,222	8,222	—	(0.1%)
Occupancy %	84.4	83.7	77.7	74.4	72.9	-150 bps	-1,150 bps
REVPOR SHOP	$ 6,146	$ 6,244	$ 6,167	$ 6,170	$ 6,558	6.3%	6.7%
Portfolio Cash Real Estate Revenues	$ 128,026	$ 128,909	$ 118,129	$ 113,213	$ 117,915	4.2%	(7.9%)
Portfolio Cash Operating Expenses	(96,885)	(99,224)	(98,602)	(96,440)	(94,807)	(1.7%)	(2.1%)
Portfolio Cash NOI[7][8]	**$ 31,141**	**$ 29,686**	**$ 19,528**	**$ 16,773**	**$ 23,108**	**37.8%**	**(25.8%)**
Portfolio Cash NOI Margin %	24.3	23.0	16.5	14.8	19.6	4.8%	(4.7%)

TOTAL PORTFOLIO

	4Q19	1Q20	2Q20	3Q20	4Q20
Property count	122	122	120	116	98
Portfolio Cash Real Estate Revenues	$ 180,693	$ 176,695	$ 163,068	$ 155,251	$ 161,505
Portfolio Cash Operating Expenses	(144,847)	(142,467)	(142,151)	(136,210)	(131,021)
Portfolio Cash NOI[3][4]	**$ 35,846**	**$ 34,228**	**$ 20,917**	**$ 19,041**	**$ 30,483**
Portfolio Cash NOI Margin %	19.8	19.4	12.8	12.3	18.9

(1) Properties that are held for sale are included in property count, Investment, Portfolio Cash NOI, and are included in Occupancy and REVPOR SHOP for informational purposes. Properties that have been sold are included in total Portfolio NOI and Portfolio Cash NOI but are excluded from the Portfolio Cash NOI presented for Stabilized Held for Sale.
(2) Subsequent to December 31, 2020, Healthpeak closed on the sale of 48 SHOP assets reflected in the following operators: 32 Sunrise Senior Living, 6 Atria Senior Living, 7 Capital Senior Living, and 3 Life Care Services.
(3) Includes identifiable COVID-19 related expenses for 1Q20, 2Q20, 3Q20 and 4Q20 of $2.6 million, $11.7 million, $4.5 and $4.8 million, respectively.
(4) Includes government grants under the CARES Act for 2Q20, 3Q20 and 4Q20 of $2.2 million, $0.4 million and $12.8 million, respectively.
(5) Excluding government grants under the CARES Act for 4Q20, REVPOR SHOP would have been $5,881.
(6) Excludes twenty non-stabilized assets in the following categories: two Completed Development - not Stabilized, one Redevelopment, one Completed Redevelopment - not Stabilized, one asset impacted by a casualty event, and fifteen Segment conversions.
(7) Includes identifiable COVID-19 related expenses for 1Q20, 2Q20, 3Q20 and 4Q20 of $1.3 million, $7.4 million, $2.9 and $3.3 million, respectively.
(8) Includes government grants under the CARES Act for 2Q20, 3Q20 and 4Q20 of $1.9 million, $0.4 million and $7.7 million, respectively.

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39 Return to TOC   Three Months Ended December 31, Year Ended December 31,   2020 2019 2020 2019 (unaudited) Revenues:     Rental and related revenues $ 16,807 $ 36,752 $ 97,877 $ 152,576 Resident fees and services 144,173 176,019 621,253 583,653 Income from direct financing leases — — — 20,815 Total revenues 160,980 212,771 719,130 757,044 Costs and expenses:     Interest expense 2,625 2,776 10,538 8,007 Depreciation and amortization 8,574 77,954 143,194 224,798 Operating 142,406 142,962 550,226 474,126 Transaction costs 19,286 678 20,426 6,780 Impairments and loan loss reserves (recoveries), net 119,788 107,629 201,344 208,229 Total costs and expenses 292,679 331,999 925,728 921,940 Other income (expense):     Gain (loss) on sales of real estate, net 297,899 10,940 460,144 22,940 Other income (expense), net 3,033 (748) 5,475 17,060 Total other income (expense), net 300,932 10,192 465,619 40,000 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 169,233 (109,036) 259,021 (124,896) Income tax benefit (expense) 489 3,739 9,913 11,783 Equity income (loss) from unconsolidated joint ventures (273) (664) (1,188) (2,295) Income (loss) from discontinued operations $ 169,449 $ (105,961) $ 267,746 $ (115,408) Discontinued Operations The results of discontinued operations through December 31, 2020, or the disposal date of each asset or portfolio of assets if they have been sold, are included within the "income (loss) from discontinued operations" line of the consolidated statements of operations. In order to facilitate reconciliation of amounts throughout this Supplemental Report, detailed financial information for discontinued operations for the three and twelve months ended December 31, 2020 and 2019 is presented below (in thousands): Reconciliation

Pro Forma Results

As of and for the quarter ended December 31, 2020, dollars in thousands

REPORTING UPDATES

Healthpeak made the following reporting updates:

- During 2020, Healthpeak established and began executing a strategy to dispose of its senior housing triple-net and SHOP assets. As noted above, many of those dispositions have already occurred and the remainder are in process for 2021. At December 31, 2020, Healthpeak evaluated the criteria in U.S. generally accepted accounting principles and concluded that the operating results related to its senior housing triple-net and SHOP assets should be classified as discontinued operations for all periods presented. Accordingly, comparative periods have been recast to reflect the operating results related to these assets as discontinued operations.
- Beginning in the fourth quarter of 2020, Healthpeak reports operating results from (i) its small hospital portfolio in the medical office segment, and (ii) its remaining unconsolidated SWF SH JV in other the non-reportable segment. Metrics reported for comparative periods have been recast to conform with the current period presentation.

SAME-STORE ("SS") OPERATING SUMMARY

The tables below outline the year-over-year three-month and full year SS Cash NOI growth on an actual and pro forma basis. The Pro Forma table reflects results before the aforementioned reporting updates. Hospitals are included in Other, our SWF SH JV is included in SHOP, and stabilized held for sale senior housing triple-net and SHOP properties are included in their respective segments in the pro forma table.

THREE-MONTH SS

Year-Over-Year Total SS Portfolio Cash NOI Growth

	As Reported			Adjustment			Pro Forma SS		
	Property Count	4Q20 SS Cash NOI	SS Growth %	Property Count	4Q20 SS Cash NOI	SS Growth %	Property Count	4Q20 SS Cash NOI	SS Growth %
Life science	105	$ 76,181	7.8%	—	$ —	—%	105	$ 76,181	7.8%
Medical office	248	85,610	1.2%	(9)	(6,560)	(3.5%)	239	79,050	1.6%
Senior housing triple-net	—	—	—%	39	15,811	3.6%	39	15,811	3.6%
SHOP	—	—	—%	95	27,242	(25.8%)	95	27,242	(25.8%)
Other	—	—	—%	9	6,560	(3.5%)	9	6,559	(3.5%)
Total	**353**	**$ 161,790**	**4.2%**	**134**	**$ 43,053**	**(17.2%)**	**487**	**$ 204,843**	**(1.2%)**

FULL YEAR SS

Year-Over-Year Total SS Portfolio Cash NOI Growth

	As Reported			Adjustment			Pro Forma SS		
	Property Count	FY20 SS Cash NOI	SS Growth %	Property Count	FY20 SS Cash NOI	SS Growth %	Property Count	FY20 SS Cash NOI	SS Growth %
Life science	95	$ 259,266	6.2%	—	$ —	—%	95	$ 259,266	6.2%
Medical office	246	338,969	2.1%	(9)	(27,231)	1.4%	237	311,738	2.2%
Senior housing triple-net	—	—	—%	39	62,746	3.4%	39	62,746	3.4%
SHOP	—	—	—%	48	45,139	(27.5%)	48	45,139	(27.5%)
Other	—	—	—%	9	27,231	1.4%	9	27,230	1.4%
Total	**341**	**$ 598,236**	**3.8%**	**87**	**$ 107,883**	**(12.2%)**	**428**	**$ 706,119**	**1.0%**

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2021 Guidance & Additional Items

Projected full year 2021, dollars in millions, except per share amounts

	Range of Outcomes[1] Low End	High End
Market Backdrop		
CCRCs & SWF SH JV	– Occupancy inflection point during 3Q 2021	– Occupancy inflection point during 2Q 2021
Acquisitions / Leverage	– $150M Acquisitions / Net Debt to EBITDA of ~5.0x	– $1.5B Acquisitions / Net Debt to EBITDA of ~5.5x
2021 CARES Act Grants	– $9M	– $9M

2021 Guidance	Low End	High End
Diluted earnings per common share	$1.02	$1.12
Diluted NAREIT FFO per common share	$1.05	$1.15
Diluted FFO as Adjusted per common share	$1.50	$1.60
Total Portfolio Year-Over-Year Same-Store Cash NOI	1.50%	3.00%

Drivers of 2021 Guidance					
Same-Store Cash NOI[2]	**% of NOI**	**Low End (%)**	**High End (%)**	**Low End**	**High End**
Life Science	50%	4.00%	5.00%	$340	$343
Medical Office	47%	1.50%	2.50%	$324	$327
CCRC[3]	3%	(30.00%)	(15.00%)	$17	$21
Total Portfolio Same-Store Cash NOI	**100%**	**1.50%**	**3.00%**	**$680**	**$690**

LCS CCRC & Unconsolidated SWF SH JV Cash NOI	Low End	High End
LCS CCRC Portfolio[4]	$60	$85
Unconsolidated SWF SH JV[5]	$10	$20
Total LCS CCRC & Unconsolidated SWF SH JV Cash NOI	**$70**	**$105**

Sources & Uses	Low End	High End
SH disposition gross proceeds (closed $1.5B year-to-date)	$3,000	$3,000
Other capital recycling (primarily Hoag Hospital purchase option)	350	350
Dividend adjustment (adjust annualized dividend from $1.48 to $1.20 per share)	150	150
Debt issuances at a ~2.5% yield (funds acquisitions on the high end)	—	1,500
Total Sources	**$3,500**	**$5,000**
Bond repayments, including extinguishment charges	$2,050	$2,050
Capital spend (primarily development & redevelopment of $600M - $700M)	800	950
Seller financing	300	300
Secured debt payoffs, transaction-related costs and other[6]	200	200
Acquisitions at a ~5.0% yield (high end assumes reinvestment in 2H 2021)	150	1,500
Total Uses	**$3,500**	**$5,000**

(1) Range of outcomes presented below incorporate various items shown on this page and page 42. Other items that may impact the range of outcomes include, but are not limited to: timing of acquisitions / dispositions / debt repayments and potential changes to interest rates.
(2) Cash NOI values may not tie due to rounding. Please see the Discussion and Reconciliation of Non-GAAP Financial Measures for more detail on our website at https://ir.healthpeak.com/.
(3) Consists of 2 Sunrise CCRCs.
(4) 13 CCRCs operated by LCS are not included in the 2021 same-store pools.
(5) The unconsolidated SWF SH joint venture is not included in the 2021 same-store pool.
(6) Includes ~$160M of secured debt payoffs and ~$40M of transaction-related costs.

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2021 Guidance & Additional Items

Projected full year 2021, dollars in millions, except per share amounts

	Range of Outcomes[1] Low End	High End
Other Supplemental Information - Cash Addition (Reduction)		
Amortization of deferred compensation	$19	$21
Amortization of deferred financing costs	$7	$11
Straight-line rents	($25)	($30)
Recurring capital expenditures	($85)	($105)
Deferred income taxes	($5)	($10)
Other AFFO adjustments	($15)	($25)
Capital Expenditures (excluding AFFO Capital Expenditures)[2]		
1st generation tenant improvements / ICE	$85	$110
Revenue enhancing	$115	$140
Development and Redevelopment	$600	$700
Other Items		
Interest income	$23	$33
General and administrative	($90)	($95)
Interest expense	($155)	($175)
CCRC and Senior Housing Occupancy[3]		
CCRCs December 2021 Average Daily Census (ADC) Occupancy[4]	79%	86%
Unconsolidated SWF SH JV December 2021 Average Daily Census (ADC) Occupancy[5]	70%	80%

(1) Range of outcomes presented below incorporate various items shown on this page and page 41. Other items that may impact the range of outcomes include, but are not limited to: timing of acquisitions / dispositions / debt repayments and potential changes to interest rates.
(2) Includes our share of Unconsolidated JVs.
(3) Average Daily Census (ADC) occupancy represents the facilities' average operating Occupancy for the month of December 2021. The percentages are calculated based on units for senior housing facilities and available beds for post-acute / skilled facilities.
(4) The population set is comprised of 15 properties (2 operated by Sunrise and 13 operated by LCS). ADC occupancy for the month of December 2020 was 78.8%.
(5) The population set is comprised of 19 properties (Unconsolidated SWF SH joint venture). ADC occupancy for the month of December 2020 was 75%.

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Return to TOC 43 Return to TOC Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges. Adjusted Funds From Operations (“AFFO”)* See the “Adjusted Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our SHOP and CCRC segments, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/ tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. Completion Date - Development/Redevelopment For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements. Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDAre and Adjusted EBITDAre* EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non- depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. Enterprise Debt* Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Enterprise Gross Assets* Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt- related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Return to TOC 44 Return to TOC Glossary Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds From Operations (“NAREIT FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as Adjusted. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment and Portfolio Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Enterprise Secured Debt* Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Entrance Fees Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, NAREIT FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower’s net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities, facilities that are held for sale, facilities for which an agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. Financial Leverage* Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Return to TOC 45 Return to TOC Glossary Net Debt to Adjusted EBITDAre* Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash (Adjusted) NOI* NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims  that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash NOI include the Company's pro rata share of NOI and Cash NOI from its unconsolidated JVs and exclude noncontrolling interests’ pro rata share of NOI and Cash NOI from consolidated joint ventures. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing triple-net facilities, post- acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants/borrowers without independent verification by us. Penetration Rate Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects. Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses. Portfolio Cash Operating Expenses* Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims  that have been incurred but not reported, and the impact of deferred community fee expense. Portfolio Income* Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs. Portfolio Real Estate Revenues* and Portfolio Cash Real Estate Revenues* Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income. Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease and leases in assets designated as Held for Sale. REVPOR CCRC* The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease- up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR Other* The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR SHOP* The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

Return to TOC 46 Return to TOC Glossary REVPOR Triple-net The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets that are held for sale, and assets for which agreement has been reached to change reporting structure. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same-Store (“SS”)* Same-Store NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same- Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments. Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. * Non-GAAP Supplemental Measures Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. Share of Consolidated Joint Ventures Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet, excluding square footage for development or redevelopment properties prior to completion. Post-acute/skilled facilities and hospitals are measured in available beds. Capacities are presented at 100%.

47 Return to TOC Debt Ratios Adjusted EBITDAre and Adjusted Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended December 31, 2020 Twelve Months Ended December 31, 2020 Net income (loss) $ 150,245 $ 428,253 Interest expense 56,713 228,874 Income tax expense (benefit) (3,120) (19,336) Depreciation and amortization 155,749 697,143 Other depreciation and amortization 1,518 6,679 Loss (gain) on sales of real estate (302,613) (550,494) Loss (gain) upon change of control(1) 13,249 (159,973) Impairments (recoveries) of depreciable real estate 138,634 224,630 Share of unconsolidated JV: Interest expense 711 3,796 Income tax expense (benefit) (335) (1,610) Depreciation and amortization 25,040 105,090 Gain on sale of real estate from unconsolidated JVs — (9,248) EBITDAre $ 235,791 $ 953,804 Transaction-related items, excluding taxes(2) 33,654 144,222 Other impairments (recoveries) and losses (gains)(3) 7,896 (22,046) Severance and related charges 2,911 2,911 Loss on debt extinguishments — 42,912 Litigation costs (recoveries) — 232 Casualty-related charges (recoveries) — 469 Amortization of deferred compensation 3,977 17,368 Foreign currency remeasurement losses (gains) — 153 Adjusted EBITDAre $ 284,229 $ 1,140,025 ADJUSTED FIXED CHARGE COVERAGE Interest expense 56,713 228,874 Share of unconsolidated JV interest expense 711 3,796 Capitalized interest 6,470 27,040 Fixed Charges $ 63,894 $ 259,710 Adjusted Fixed Charge Coverage 4.4x 4.4x (1) For the year ended December 31, 2020, includes a $170 million gain upon consolidation of 13 CCRCs in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. (2) For the year ended December 31, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS. (3) For the three months and year ended December 31, 2020, includes reserves for loan losses under the current expected credit losses accounting standard in accordance ASC 326. The year ended December 31, 2020 also includes a gain on sale of a hospital that was in a DFL and the impairment of an undeveloped MOB land parcel, which was sold during the third quarter.

Debt Ratios

As of and for the quarter ended December 31, 2020, dollars in thousands

ENTERPRISE DEBT AND NET DEBT

		December 31, 2020
Bank line of credit and commercial paper	$	129,590
Term loan		249,182
Senior unsecured notes		5,697,586
Mortgage debt[(1)]		540,497
Consolidated Debt	**$**	**6,616,855**
Share of unconsolidated JV mortgage debt[(2)]		61,924
Enterprise Debt	**$**	**6,678,779**
Cash and cash equivalents[(3)]		(97,311)
Share of unconsolidated JV cash and cash equivalents[(4)]		(20,157)
Net Debt	**$**	**6,561,311**

(1) Includes mortgage debt of $318.9 million on assets held for sale that matures between 2025 and 2044.
(2) Includes mortgage debt of $19.5 million on JVs held for sale.
(3) Includes cash and cash equivalents of $53.1 million on assets held for sale.
(4) Includes cash and cash equivalents of $418 thousand on JVs held for sale.
(5) Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.

FINANCIAL LEVERAGE

		December 31, 2020
Enterprise Debt	$	6,678,779
Enterprise Gross Assets		19,507,175
Financial Leverage		34.2%

SECURED DEBT RATIO

		December 31, 2020
Mortgage debt[(1)]	$	540,497
Share of unconsolidated JV mortgage debt[(2)]		61,924
Enterprise Secured Debt	**$**	**602,421**
Enterprise Gross Assets		19,507,175
Secured Debt Ratio		3.1%

NET DEBT TO ADJUSTED EBITDAre

		Three Months Ended December 31, 2020		Twelve Months Ended December 31, 2020
Net Debt	$	6,561,311	$	6,561,311
Annualized Adjusted EBITDAre		1,136,916 [(5)]		1,140,025
Net Debt to Adjusted EBITDAre		5.8x		5.8x

48
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Return to TOC 49 Return to TOC COMPANY Information BOARD OF DIRECTORS BRIAN G. CARTWRIGHT Chairman of the Board, Healthpeak Properties, Inc. Former General Counsel, U.S. Securities and Exchange Commission THOMAS M. HERZOG Chief Executive Officer, Healthpeak Properties, Inc. CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG R. KENT GRIFFIN, JR. Managing Director, PHICAS Investors Former President, BioMed Realty Trust, Inc. EXECUTIVE MANAGEMENT THOMAS M. HERZOG Chief Executive Officer SCOTT M. BRINKER President Chief Investment Officer THOMAS M. KLARITCH Executive Vice President Chief Development Officer Chief Operating Officer TROY E. MCHENRY Executive Vice President Chief Legal Officer General Counsel Corporate Secretary DAVID B. HENRY Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation LYDIA H. KENNARD President and Chief Executive Officer, KDG Construction Consulting SARA GROOTWASSINK LEWIS Founder and Chief Executive Officer, Lewis Corporate Advisors, LLC KATHERINE M. SANDSTROM Former Senior Managing Director, Heitman, LLC PETER A. SCOTT Executive Vice President Chief Financial Officer SHAWN G. JOHNSTON Executive Vice President Chief Accounting Officer JEFFREY H. MILLER Executive Vice President Senior Housing LISA A. ALONSO Executive Vice President Chief Human Resources Officer

Return to TOC 50 Return to TOC Forward-Looking Statements & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) future new supply and demographics; (iii) the information presented in "2021 Guidance and Additional Items"; and (iv) statements regarding the impact of the COVID-19 pandemic on our business, financial condition and results of operations. Pending acquisitions and dispositions, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated time frames or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the severity and duration of the COVID-19 pandemic; actions that have been taken and may continue to be taken by governmental authorities to contain the COVID-19 outbreak or to treats its impact; the impact of the COVID-19 pandemic and health and safety measures intended to reduce its spread; our participation in the CARES Act Provider Relief Program and other COVID-19-related stimulus; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the imposition of laws or regulations prohibiting eviction of our tenants or operators, including new governmental efforts in response to COVID-19; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses, including as a result of hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause such losses and/or performance declines by us or our tenants and operators; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority Continued Medical City Hospital Dallas, TX Return to T C

Return to TOC 51 Return to TOC and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s or its counterparties’ ability to fulfill obligations, such as financing conditions and/or regulatory approval requirements, required to successfully consummate acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions or other transactions; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including the ongoing economic downturn, volatility in the financial markets and high unemployment rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Corporate Finance and Investor Relations, at (949) 407-0400. Forward-Looking Statements & Risk Factors (concluded) 2201 Medical Plaza Nashville, TN et r to T

healthpeak.com ________________________________________________________ Irvine, CA 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407 - 0700 _______________________________________________________ Nashville, TN 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 _________________________________________________________ Corporate HQ, Denver, CO 5050 South Syracuse Street, Suite 800 Denver, CO 80237